               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No. 1)
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                   [WYSER-PRATTE AND SPEAR LEEDS LETTERHEADS]

                                                                   April 4, 1997

             IT'S TIME FOR SHAREHOLDERS TO DECIDE REXENE'S FUTURE. VOTE YOUR GOLD PROXY IF YOU SUPPORT $16 PER SHARE OR MORE.

DEAR FELLOW REXENE SHAREHOLDER:

On April 30, you will at last have the opportunity to decide Rexene's future. The choice is simple:

         Elect a Board committed to selling Rexene for at least $16 per share to Huntsman Corp. or another qualified buyer, or

         Settle for the current Board, which has waged a long campaign filled with excuses, diversions, misleading and inadequate disclosure, and a host of entrenchment devices, designed to save management's jobs in the face of our very real threat to replace the Board.
                               IMPORTANT BULLETIN!

  As this letter went to press, Rexene announced that it is converting the first stage of its stock repurchase program into a 'Dutch Auction' self-tender offer to buy up to 2,156,250 shares at prices between $14 and $16.

            This doesn't eliminate the need to replace the board, prevent the Company from issuing $50 million of 'blocking' preferred stock and find a buyer. After the Dutch Auction is over, Rexene will be weighted down with another $35 million of debt it can ill afford to service.

            Rexene tried to buy the election through its stock repurchase program, by targeting large stockholders who support our plans for the Company, but the Company was forced to revise its plan when former director Arthur Goeschel blew the whistle on the Rexene Board.

            THE CHANGES IN THE PROGRAM ARE A GREAT VICTORY FOR SHAREHOLDERS SINCE THE REPURCHASE PROGRAM IS NOW OPEN TO ALL STOCKHOLDERS ON A NON-DISCRIMINATORY BASIS, AND STOCKHOLDERS CAN TENDER AND STILL VOTE ALL THEIR SHARES.

For months, Rexene has been busy criticizing our group's motives in an attempt to divert you from the real issues. Our motives, of course, extend no further than simply trying to maximize the value of Rexene for the benefit of all shareholders.

We intend to achieve this goal by completing a sale of the company -- a transaction to which the Board keeps claiming it is not opposed -- to Huntsman or another buyer for at least $16 per share.

           DON'T TAKE ONLY OUR WORD FOR IT. ARTHUR GOESCHEL RESIGNED
              FROM REXENE'S BOARD, CITING ITS SCANDALOUS CONDUCT.

The revelations Rexene made last week in its preliminary proxy filing should shock and concern you. In this SEC filing, Rexene disclosed the details of an $85 million stock buyback program, which prompted the immediate resignation of longtime director and former Chairman of the Board, Arthur Goeschel. On March 19, in a remarkably candid letter to the Board, Mr. Goeschel said

         'I MUST NOW RESIGN . . . DUE TO ACTIONS THAT HAVE BEEN TAKEN BY THE BOARD OF THE COMPANY WHICH I BELIEVE ARE NOT IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS.'

         'The [Buyback] Program will be conducted in such a manner so as to purchase the stock of individuals or groups that have indicated their intention to vote for the removal of the Company's current Board . . .'

         'THE INTENT OF THE PROGRAM HAS BEEN MADE CLEAR TO ME AT SEVERAL MEETINGS OF THE BOARD AND . . . CONFIRMED BY STATEMENTS MADE BY CERTAIN OF THE COMPANY'S FINANCIAL ADVISORS . . . AND THEREFORE WILL SERVE NO PURPOSE OTHER THAN TO ENTRENCH THE CURRENT BOARD.'

         'The Company, if the full Program is executed, will have an additional $85,000,000 in obligations' incurred to purchase the Company's stock 'at or near the highest price the stock has traded for in the last several years. This action is particularly inappropriate in view of the Company's press release on March 19, 1997 indicating that the operating earnings for the quarter will be very weak.'

     VOTE AGAINST THE $50 MILLION NEW ISSUE OF 'BLOCKING' PREFERRED STOCK.

Rexene is asking shareholders to approve the second stage of the Buyback Program, which will be financed by a new issue of $50 million of 'blocking' preferred stock -- a typical antitakeover device which we believe may hurt Rexene's marketability to a potential buyer.

This preferred issue will not be redeemable for five years, and provides preferred holders with the power to elect two directors in the event of a change in control.

These hurdles may discourage a Rexene buyer. Why should a buyer of all of Rexene not be able to control the full Board for five years after the preferred is issued? Such a buyer would have to negotiate terms for purchasing at least a majority of the preferred stock, most likely at a hefty premium to gain full control of the Board.

      REXENE'S FAILURE TO DISCLOSE DISCUSSIONS WITH FOUR POTENTIAL BUYERS

In its preliminary proxy statement, Rexene also disclosed for the first time that the Board engaged in discussions in late 1996 and early 1997 with four potential acquirors and signed confidentiality agreements with two of them. Incredibly, the Company chose not to disclose these discussions until March 25. In our view:

    This outrageous failure to disclose discussions with potential buyers for several months was done to help Rexene prevent our call for a Special Meeting.

    SHAREHOLDERS HAVE A RIGHT TO PROMPTLY BE INFORMED ABOUT THE NATURE AND EXTENT OF ALL DISCUSSIONS HELD BY THE COMPANY OR ITS BANKERS WITH POTENTIAL BUYERS.

IT'S  TIME TO ELECT A  BOARD WHICH WILL SEEK THE  HIGHEST VALUE FOR YOUR SHARES.

The Rexene Board and management clearly acted unethically -- and perhaps illegally -- by suppressing so much information for so long from the owners of the Company.

IT SHOULD BE OBVIOUS TO ALL SHAREHOLDERS BY NOW THAT THIS BOARD IS DETERMINED TO STAY IN POWER, EVEN IF IT MEANS REPEATEDLY BREACHING THEIR FIDUCIARY DUTIES TO SHAREHOLDERS. THIS BOARD CANNOT BE TRUSTED TO GIVE SHAREHOLDERS COMPLETE INFORMATION ABOUT KEY ISSUES WHICH DIRECTLY AFFECT THE OUTCOME OF THE SPECIAL MEETING AND THE VALUE OF THEIR REXENE SHARES.

You now have the opportunity to remove the Rexene Board from office and elect directors who will represent your interests in seeking to maximize Rexene's value in a sale to a third party.

        HUNTSMAN STILL WANTS A TRANSACTION WITH REXENE AT $16 PER SHARE

Remember: Huntsman Corp. has twice released public statements expressing continued interest in purchasing Rexene. Huntsman said in a March 17 public statement that they had closed on 25 previous acquisitions 'with no difficulty' financing those transactions. HUNTSMAN ALSO POINTED OUT THAT IF THE CURRENT BOARD HAD ACCEPTED THEIR $16 PER SHARE PROPOSAL LAST OCTOBER, 'THE DEAL WOULD HAVE BEEN CLOSED LONG AGO AND SHAREHOLDERS WOULD HAVE THEIR MONEY.'

                          VOTE YOUR GOLD PROXY TODAY.

Don't delay. No matter what the size of your Rexene investment, your support is critical. It's time to let the shareholders -- the real owners of Rexene -- decide the Company's future. Please mark, sign date, and mail the enclosed GOLD proxy card today.

If you have further questions or need assistance in voting your Rexene shares, please call our proxy advisors, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

                                        Sincerely,

        /s/ GUY P. WYSER-PRATTE                     /s/ FRED KAMBEITZ

        GUY P. WYSER-PRATTE                         FRED KAMBEITZ
        Wyser-Pratte & Co., Inc.                    Spear, Leeds & Kellogg

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             SOLICITATION OF PROXIES
                              IN CONNECTION WITH A
                         SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                               REXENE CORPORATION

                                ----------------

                                 PROXY STATEMENT
                                       OF
                             MR. GUY P. WYSER-PRATTE
                            WYSER-PRATTE & CO., INC.
                                 63 WALL STREET
                            NEW YORK, NEW YORK 10005
                                 (212) 495-5350
                                       AND
                             SPEAR, LEEDS & KELLOGG
                                  120 BROADWAY
                            NEW YORK, NEW YORK 10271
                                 (212) 433-7000

        This Proxy Statement and the accompanying GOLD proxy card are being furnished to holders of outstanding common stock, par value $.01 per share (the "Common Stock"), of Rexene Corporation, a Delaware corporation ("Rexene" or the "Company"), in connection with the solicitation of proxies from holders of the Common Stock by Guy P. Wyser-Pratte ("Wyser-Pratte"), Wyser-Pratte & Co., Inc. ("WPC"), and Spear, Leeds & Kellogg ("Spear, Leeds," and together with Wyser-Pratte and WPC, the "Soliciting Group") to be used at a special meeting of the Company's stockholders, and any adjournments and postponements thereof (the "Special Meeting"), that has been called for the purposes of considering and voting upon certain proposals, including proposals targeted at replacing the Company's current Board of Directors (the "Board") and preventing the Board from conducting a prolonged resistance to certain takeover bids without stockholder approval, as described below under the heading "Special Meeting Proposals." The Special Meeting will be held at the offices of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 at 11:00 a.m. (or at such other time and location as set forth in the Company's Notice of Special Meeting), local time, on Wednesday, April 30, 1997. This Proxy Statement and the accompanying GOLD proxy card are first being sent to stockholders of the Company on or about April 4, 1997.

                          REASONS FOR THE SOLICITATION

        During July and August of 1996 the Huntsman Corporation ("Huntsman") made proposals to acquire the outstanding shares of Rexene's Common Stock at prices of $14 and $15 per share. Although the offers represented a substantial premium above the closing market price on the day prior to Huntsman's initial offer, both proposals were unanimously rejected by the Board. During the next two months there were several meetings between Huntsman and Rexene, and the Soliciting Group filed a joint Schedule 13D (the "Schedule 13D") relating to its stock ownership in the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        On October 29, 1996, Rexene received a letter from Jon Huntsman, Chairman and Chief Executive Officer of Huntsman, proposing to acquire all of the Company's outstanding shares in a cash merger at a price of $16 per share (representing a premium of over 72% over the Company's closing stock price on the day prior to Huntsman's initial offer). Huntsman and Rexene then entered into discussions which, according to the Company, were later terminated over disagreements relating to the structure of a possible transaction.



        On several occasions since October 29, 1996, Huntsman expressed its continuing interest in acquiring the Company, most recently on March 17, 1997. On that day, "Dow Jones News" reported that Huntsman had reaffirmed its interest in acquiring Rexene at $16 per share. According to the article, a Huntsman spokesman said that Huntsman could close on its offer in 90 days and that Huntsman's previous 25 acquisitions had closed on time, with "no difficulty" in funding any of those transactions.

        The Company has declared in its Preliminary Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on March 25, 1997
(the "Rexene Prelimiary Proxy Statement") that, "Although the Board would not oppose a fully-financed offer to acquire the Company at $16 a share, the Board does not believe it currently is the optimal time to sell or auction a petrochemical and polymer company like Rexene because current stock market prices for Rexene and other companies in these industries are depressed and fail to reflect their expected long-term value." Based on this and other similar statements made in the past and actions taken by the Company in response to the Huntsman proposals, the Soliciting Group believes that the current Board does not support the goal of maximizing the current value of Rexene's Common Stock. The Soliciting Group believes that maximizing current shareholder value should be the Company's goal and that, under present circumstances, a sale of the Company is likely to be the best way to achieve that objective.


        The Soliciting Group now solicits your proxies to adopt two groups of proposals designed to advance the goal of maximizing the current value of Rexene's Common Stock:


        . One group of proposals (the "Director Replacement Proposals") would remove all of the eleven members of the Board and fill four of the resulting vacancies with nominees, including any substitute nominees, of the Soliciting Group (the "Nominees"). The Director Replacement Proposals consist of two resolutions: a resolution to remove all the members of the Board (the "Director Removal Resolution") and a resolution to fill four of the resulting vacancies with the Nominees (the "Election of Directors Resolution"). It is anticipated that the Nominees would invite Mr. Andrew J. Smith to remain as Chief Executive Officer and to be reinstated as a director of the Company and add Mr. Werner F. Goeckel to the Board. Under Section 223 of the Delaware General Corporation Law, vacancies on the Board may be filled by a majority of the directors then in office, although less than a quorum. The Nominees and Mr. Goeckel (the "New Directors") would then cause the Board to adopt a resolution reducing the size of the Board from eleven to five directors (or six directors if Mr. Smith accepted the Board's invitation). The New Directors would then constitute a majority of the Board, committed to the goal of maximizing the current value of the Common Stock by selling the Company on acceptable terms. The Nominees are Jonathan R. Macey, Robert C. Mauch, Lawrence C. McQuade and James S. Pasman, Jr. Biographical information on each of the Nominees and Mr. Goeckel is set forth under the captions "Special Meeting Proposals -- The Nominees" and "-Additional New Director."


        . Another group of proposals (the "By-laws Proposals"), being proposed for adoption by the shareholders in advance of the Director Replacement Proposals, are intended to facilitate passage of the Director Replacement Proposals and to assist the stockholders of the Company in achieving the goal of maximizing the current value of the Common Stock.

        The By-laws Proposals consist of three sets of resolutions:

        . a set of resolutions to facilitate the adoption of the Director Replacement Proposals by clarifying the right of stockholders to fill vacancies on the Board and changing the stockholder vote required to fill such vacancies, eliminating the advance notification requirement for stockholder nominations of directors at special meetings, reducing the size of a quorum for action by the Board, giving the Chairman of the Board the status of an officer of the Company and authorizing the stockholders to appoint the Chairman, and repealing any by-laws adopted by the Board since October 1, 1996 (the "Facilitating By-laws Resolutions");

        .  a  resolution to amend the Company's By-laws (the "By-laws") to set a
           time  limit  on  certain   defensive   actions  unless   approved  by
           shareholders (the "Shareholder Rights Resolution"); and

        .  a  resolution  to  amend the  By-laws to elect not to be  governed by
           Section 203 of the Delaware General Corporation Law (the "Business Combination Statute Resolution").

        In addition, an omnibus resolution setting the order in which the resolutions will be voted upon by the stockholders (the "Omnibus Resolution").

        The Resolutions will be presented for a shareholder vote in the following order:

           1.   The Omnibus Resolution;

           2.   The Facilitating By-laws Resolutions;

           3.   The Shareholder Rights Resolution;

           4.   The Business Combination Statute Resolution;

           5.   The Director Removal Resolution;

           6.   The Election of Directors Resolution; and

           7.   The Stock Repurchase Program Resolution.

                  STOCKHOLDERS ENTITLED TO EXECUTE PROXIES AND
                   EFFECT OF EXECUTION AND DELIVERY OF PROXIES


        The Board has purported to fix April 18, 1997 as the record date for determining stockholders entitled to notice of, or to vote at, the Special Meeting (the "Record Date"). The Soliciting Group believes that the selection of April 18 as the Record Date is a highly unusual and inequitable action on the part of the Board designed to preserve their positions by impairing the ability of the Rexene stockholders who oppose the Board to vote against them. The Soliciting Group has brought an action in Delaware Chancery Court seeking a court order requiring the Company to set a record date no later than April 1, 1997. The Court has granted the defendants' motion to dismiss the action, and the Soliciting Group has appealed the court's decision. See "Background and Recent Events."

        Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. According to publicly available information, a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Based on publicly available information, the Soliciting Group believes that (i) the adoption of
(A) the Omnibus Resolution, (B) the Facilitating By-laws Resolutions, (C) the Shareholder Rights Resolution and (D) the Stock Repurchase Program Resolution will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the subject matter; (ii) the adoption of (A) the Business Combination Statute Resolution and
(B) the Director Removal Resolution will require the approval of a majority of the outstanding shares of Common Stock, as of the Record Date; and (iii) the adoption of the Election of Directors Resolution (assuming that the Facilitating By-laws Resolutions are approved) will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy, in each case assuming a quorum is present. Abstentions and broker
"nonvotes" will be counted as present and entitled to vote in determining whether a quorum is present. A broker "nonvote" occurs when a broker holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker has not received instructions from the beneficial owner and does not have discretionary power. An abstention from voting by a stockholder on any of the proposals has the same effect as a vote "against" such proposal. Broker nonvotes will not be treated as entitled to vote on the Omnibus Resolution, the Facilitating By-laws Resolutions, the Shareholders Rights Resolution and the Stock Repurchase Program Resolution and, therefore, will have no effect on whether those resolutions have been approved. Broker nonvotes will have the same effect as votes "against" the Business Combination Statute Resolution, the Director Removal Resolution and the Election of Directors Resolution (assuming that the Facilitating By-laws Resolutions are approved).


        If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can execute a proxy for such shares and will do so only upon receipt of your specific instructions. Accordingly, you are asked to contact the person responsible for your account and instruct that person to execute the GOLD proxy card.

        PLEASE SUPPORT OUR EFFORTS TO REFORM THE COMPANY'S CORPORATE GOVERNANCE SYSTEM AND TO MAXIMIZE SHAREHOLDER VALUE. YOU ARE URGED TO VOTE IN FAVOR OF EACH OF THE SOLICITING GROUP'S PROPOSALS BY PROMPTLY SIGNING, DATING AND MAILING THE GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.


        ONLY YOUR LATEST-DATED PROXY WILL COUNT AT THE SPECIAL MEETING, THEREFORE, DO NOT SIGN ANY PROXY THAT MANAGEMENT MAY DELIVER TO YOU.


        If you have any questions concerning this Proxy Statement or need assistance in voting your Common Stock, feel free to call our proxy solicitor, MacKenzie Partners, Inc. ("MacKenzie Partners"), toll-free at (800) 322-2885 or Eric Longmire, Senior Managing Director of WPC, at (212) 495-5357.

                          BACKGROUND AND RECENT EVENTS

        According to the Company, "On July 17, 1996, Jon Huntsman, Chairman and Chief Executive Officer of Huntsman, telephoned Ilan Kaufthal, a member of the Board and a managing director of Schroder Wertheim & Co. Incorporated, the Company's financial advisor ("Schroder Wertheim"), to inform Mr. Kaufthal that Huntsman intended to make a proposal to acquire all of the outstanding shares of Common Stock. On July 18, 1996, Andrew J. Smith, Chairman and Chief Executive Officer of the Company, received from Mr. Huntsman a letter containing a proposal to acquire the outstanding shares of Common Stock at $14 per share in a merger transaction subject to due diligence [(the "Original Offer")]." The closing price of the Common Stock on the New York Stock Exchange on July 17, 1996 was $9 1/4.

        On July 22, 1996, the Board unanimously rejected the Original Offer and issued a press release that stated in part that it was not "a propitious time to engage in this type of transaction."

        According to the Company, "On July 25, 1996, Mr. Smith sent a letter to stockholders of the Company explaining the Board's reasons for rejecting Huntsman's proposal. The Board also communicated its determination and reasons directly to Mr. Huntsman."

        According to the Company, "On August 1, 1996, Mr. Huntsman delivered another letter to Mr. Smith in which Huntsman proposed to acquire all of the outstanding shares of Common Stock for $15 per share in a merger transaction [(the "Amended Offer" and together with the Original Offer, the "Huntsman Offers")]. The Board was advised of Huntsman's revised proposal at a meeting held on August 2, 1996. At that meeting, the Board decided to explore whether any person or group, in addition to Huntsman, might be interested in engaging in a business combination or other appropriate transaction with the Company. Accordingly, at that meeting the Board directed management, with the assistance of Schroder Wertheim, to develop a list of companies that would likely have an interest in the Company. During the first two weeks of August 1996, six investment firms and companies were contacted by the Company, three of which subsequently executed confidentiality/standstill agreements with the Company for the purpose of conducting a due diligence review of the Company."

        According to the Company, "On August 5, 1996, the Rexene directors met with its financial and legal advisors to review Mr. Huntsman's revised proposal. At that meeting, the Board unanimously determined that the revised proposal was not in the best interests of the Company and its stockholders."

        On August 20, 1996, Huntsman issued a press release announcing that it was dropping its proposal to acquire the Company. The press release quoted Mr. Huntsman as stating that he had dropped the Amended Offer "after Schroder Wertheim & Co., Rexene's financial adviser, indicated that the Dallas-based chemicals company would reject offers even in excess of $15 a share." On August 21, 1996, Reuters reported that in an interview with Mr. Huntsman he had stated that he was willing to pay $16 per share for Rexene, but that Schroder Wertheim had indicated that that offer would also be refused.

        On August 26, 1996, Schroder Wertheim issued a press release stating that, contrary to statements contained in Huntsman's August 20 press release, representatives of Schroder Wertheim never told Mr. Huntsman or anyone else that the Board would reject higher bids.

        According to the Company, "During August, September and October 1996, the Company and its representatives met with the companies that had executed a confidentiality/standstill agreement with the Company. The Company urged these companies to complete their due diligence review of the Company and, if they remained interested in a transaction at that time, to submit their best proposal for consideration by the Board."

        According to the Company, "At Mr. Huntsman's request, Messrs. Smith and Kaufthal also traveled to Salt Lake City to meet with Mr. Huntsman on September 16, 1996. At that meeting, Mr. Huntsman indicated that he would not make an offer for the Company that was not supported by the Board, but that he was still interested in bringing the Company into the Huntsman family. Mr. Huntsman asked that Mr. Smith present to him some ideas about combining parts of Huntsman's businesses with the Company's businesses. Mr. Smith indicated that he would report that request to the Rexene directors, and if they concurred, he would meet again with Mr. Huntsman some time in mid to late October. The Board, at a meeting held on September 26, 1996, directed Mr. Smith to meet again with Mr. Huntsman."

        On October 15, 1996, the Soliciting Group filed the Schedule 13D that indicated its members' belief that the Board's rejection of, and failure to explore, the Huntsman Offers "was improper and not in the best interests of the Company." The Schedule 13D indicated that the members of the Soliciting Group intended to take certain actions "in an effort to encourage greater responsiveness by the Company to the views of its shareholders and to maximize value for all of the shareholders of the Company . . . ." These actions included calling a special meeting of stockholders of the Company in order to remove all or a majority of the current directors of the Company, amend the By-laws, if necessary, to give stockholders the right to fill vacancies on the Board and replace the directors who have been removed with directors nominated by the Soliciting Group who would explore alternative ways to maximize value for the stockholders of the Company. In addition, at such a meeting, the Soliciting Group disclosed that it intended to submit to the stockholders of the Company proposed amendments to the By-laws which would (i) require that the Board terminate defensive measures against a fully financed cash offer after 90 days, unless the stockholders of the Company vote to support the Board's policy of opposition to such offer and (ii) provide that the Company shall not be governed by Section 203 of the Delaware General Corporation Law.

        According  to  the  Company,   "On  October  17,  1996,  Mr.  Smith  and
representatives of Schroder Wertheim met with Mr. Huntsman and another representative of Huntsman as a follow-up to the September 16, 1996 meeting. At this meeting, Mr. Huntsman stated that the acquisition of the Company was no longer as important to Huntsman's business as he visualized several months earlier, but that he might be willing to consider a transaction at no more than $15.50 per share of Common Stock so long as the Board did not oppose such an offer. In the view of Mr. Smith and the Schroder Wertheim representatives, Mr. Huntsman did not express any urgent interest in pursuing a transaction. Following the meeting, Mr. Smith asked the Company's general counsel to furnish to Huntsman a copy of the Company's form of confidentiality/standstill agreement for execution so that the Company could provide Huntsman and its representatives with non-public information to facilitate a due diligence review by Huntsman of the Company."

        On October 21, 1996, the publication "Plastics News" reported that in an interview on October 14 the Chairman and Chief Executive Officer of Huntsman would not rule out an acquisition of Rexene. The story quoted him as saying: "The jury's still out on Rexene . . . I wouldn't write that off by any means." The story also stated:

               When the Rexene bid stalled, Huntsman said another run at Rexene wasn't "worth the aggravation" and he said he would drop any further negotiations. Since then, however, Huntsman said he has maintained cordial relations with officers and managers of Rexene.

               Rexene spokesman Neil J. Devroy noted that Rexene, as a publicly held company, has a responsibility to review all potential acquisition offers, including any new bids from Huntsman.

               "If he made another offer, we would consider it," he said.

        In late October, Huntsman made a proposal to acquire the Company at $16 per share in a cash merger. Huntsman and the Company then entered into discussions which terminated over disagreements about the structure of the transaction. Huntsman and the Company gave their respective accounts of those discussions in press releases issued on December 4 and December 5, 1996.

        On December 4, 1996, Huntsman issued the following press release:

               Jon M. Huntsman, Chairman and CEO of Huntsman Corporation, confirmed today that in late October Huntsman Corporation made a new proposal to acquire Rexene Corporation in a merger transaction for $16 per share in cash. Although counsel for

        Huntsman  and   Rexene   began   negotiating   a  merger   agreement,
        discussions are no longer underway.

               Reflecting on the nature of the merger discussions, Mr. Huntsman said, "Based on our recent experiences with Rexene and its advisors, we believe that Rexene does not have a sincere and serious intent to sell the company and maximize shareholder value."

               A copy of a letter sent by Mr. Huntsman to Rexene's directors following the breakdown of the merger discussions is attached to this press release.

               Mr. Huntsman stated further, "We believe that our company is uniquely situated to offer the fullest price possible for Rexene due to the ideal fit between our respective product lines and the extraordinary synergies that such a combination could afford."

        The attached letter stated in full as follows:

        November 12, 1996
        VIA FACSIMILE
        (972)   450-9017

        Mr. Andrew J. Smith
        Chairman and Chief Executive Officer
        The Board of Directors
        Rexene Corporation
        5005 LBJ Freeway
        Dallas, TX 75244

        Gentlemen:

               I am writing to express concern and disappointment over the surprising turn of events since I wrote to you on October 29, 1996, offering to acquire all of the outstanding shares of common stock of Rexene Corporation at $16 per share in a merger transaction.

               In response to our offer letter, I received a phone call from Mr. Smith and Mr. Kaufthal on the afternoon of October 29 indicating that the Board of Directors had unanimously approved acceptance, subject to the review and approval of a "standard merger agreement."

               In a subsequent phone call with Mr. Smith that same afternoon, I proposed what I believed to be an aggressive, yet very feasible schedule to complete the merger in an expeditious and mutually acceptable manner. In brief, I proposed that (a) our team would deliver a draft form of merger agreement to Rexene's counsel early on November 1, (b) we would be prepared to meet and discuss the merger agreement starting as early as Saturday, November 2, and (c) we would take all other steps necessary to finalize and execute the agreement the following week. I also indicated our preference to structure the transaction as a one-step merger.

               During these phone calls with Mr. Smith and Mr. Kaufthal, I was assured that Rexene was prepared to negotiate in good faith to finalize an agreement. I was also assured that Rexene had no hidden agenda and would move forward to get the deal done.

               The statements and actions of Rexene's counsel since that time, however, have been contrary to those assurances.

               Although we adhered to the schedule by delivering a merger agreement to Rexene's counsel by the start of business on November 1, we heard very little until November 5, when Mr. Smith telephoned me to say that Rexene was rejecting our offer because of our preference in structuring the transaction as a one-step merger rather than a tender offer.

               At  a  meeting  last  week  between  counsel  for  Rexene  and
        Huntsman,   we  were  presented  with  a  series  of  outrageous  and
        unrealistic terms and demands, including (a) a

        "reverse break-up fee" of $100 million to be paid to Rexene if the transaction is not completed, (b) interest to be paid by Huntsman, accruing during the time period from approximately thirty days after the signing of the merger agreement until completion, (c) Rexene's refusal to give standard and fundamental representations that are made in virtually every "public company" acquisition, (d) Huntsman's commitment to complete the merger even if Rexene violates all of its representations and covenants under the merger agreement, and (e) an "unconditional" letter from our bankers that all funds are available now and will be available, at closing to complete the transaction.

               None of the issues above were raised by Mr. Smith in my discussions with him, and one must question whether your counsel was even authorized by the Rexene Board to raise these issues. We have never encountered such an onerous list of demands, and it appears that the actions of your counsel undercut the Board's prior decision to proceed in good faith to negotiate a merger transaction.

               We have on several occasions explained our reasons for structuring this transaction as a one-step merger. We have indicated our willingness to enter into a standard merger agreement containing all reasonable and customary provisions under which Huntsman will be legally bound to complete the merger in a timely manner. We have assured Rexene's representatives of our ability and desire to complete the merger as soon as possible. Unfortunately, another week that could have been used productively toward completing a transaction has been lost.

               Again, I wish to emphasize that we are prepared to move as expeditiously as possible to finalize a merger agreement. We are also prepared to make our representatives available to you to assure you of our financial capability to complete the transaction. Bankers Trust offered to cover this matter with your financial team, but there was total rejection of this offer by your counsel.

               Let me also be clear that the well-being of Rexene's employees is of primary concern to us as it has been in our past transactions, and we are anxious to meet with Rexene to achieve a mutually satisfactory transition of those employees into the Huntsman family, and to resolve any concerns.

               I am convinced that if Rexene's shareholders were to learn of the events of the past two weeks, they would be extremely discouraged and disappointed.

               It is apparent that our capabilities and views are not being accurately represented to the Rexene board by your counsel. We have successfully closed more acquisitions than perhaps any other firm in the chemical industry, but this is the first time outside legal counsel has unilaterally placed barricades in such an unproductive manner. It is our sincere hope that the principals can determine policy matters and let respective counsel implement these decisions.

               To  this  end,  I  would  welcome  the   opportunity  to  meet
        personally with the Board to satisfy you as to our company's intent and ability to close the deal promptly.

                                                   Sincerely,

                                                   JON M. HUNTSMAN

        On December 5, 1996, the Company issued the following press release:

               Rexene Corporation (NYSE:RXN) announced today that contrary to statements attributed to Huntsman Corporation, the Rexene Board of Directors did not reject the latest takeover proposal from Huntsman; but rather encouraged Huntsman to change the unusual structure of his offer to a tender offer in order to assure Rexene stockholders would receive full and speedy payment for their shares. Huntsman refused to make any changes to his proposal and elected not to go forward.

               After receipt of the unsolicited proposal from Huntsman on October 29, 1996, the Rexene Board requested and received a detailed takeover agreement from Huntsman. The Huntsman proposal provided for a one-step merger transaction (as opposed to the more typical two-step structure) subject to numerous conditions and contingencies, required Rexene to grant Huntsman an option on 19.9 percent of Rexene's shares and to pay an exorbitant cash breakup fee if the transaction was not completed, was devoid of any details regarding Huntsman's ability to finance the transaction, imposed on Rexene unreasonable requirements to assist Huntsman and its representatives in developing a satisfactory financing structure for the transaction, and severely restricted Rexene's ability to operate its business pending the completion of the transaction.

               Following the Board's review of the proposal with its financial and legal advisors, the Rexene Board determined that the Huntsman proposal was not in the best interests of the Company and its stockholders and authorized counsel to present Huntsman's representatives with a modified proposal providing for the acquisition of Rexene in a two-step tender offer and merger transaction on terms more customary and usual for the acquisition of a public company. Huntsman rejected Rexene's modified proposal and, despite Rexene's invitation and desire, refused to enter into any substantive discussion to compromise the open points between the parties.

               Andrew J. Smith, Chairman and CEO of Rexene, said, "After careful review of the latest Huntsman proposal, and with assistance from our independent advisors, the Board determined that the Huntsman proposal was fraught with contingencies that made it impossible for the Board to proceed with reasonable assurance that a transaction could be completed in a timely fashion without putting substantially at risk the viability of the Company and its value to stockholders.

               "It is unfortunate that Mr. Huntsman would not negotiate a reasonable and typical agreement that would provide all of Rexene's stockholders the opportunity and certainty of receiving payment for their shares within a reasonable period of time. In effect, the proposal would shut down the expansion and improvement program currently underway at Rexene and negatively affect several other ongoing activities with no reasonable assurance that a final transaction could be completed.

               "After receipt of Mr. Huntsman's letter of November 12, cited in his press release, I replied on November 15 (letter attached). Mr. Huntsman sent me a three sentence response which read in part: `I was sure the letter must be some kind of a joke (even though lawyers are not known for their senses of humor), and I threw it in the waste basket.' "

               Mr. Smith added, "The Rexene Board of Directors continues to maintain an open attitude and we are convinced that any party interested in presenting a proposal to maximize Rexene stockholder value will proceed on the basis of a negotiated merger agreement providing for a transaction that reflects fair value and that can be reasonably achieved in a timely manner in an environment that does not put the Company or its stockholders at risk."

               Rexene Corporation, through its Rexene Products and CT Film divisions, manufactures thermoplastic resins and plastic film. Headquartered in Dallas, Texas, the Company has manufacturing facilities in Texas, Wisconsin, Georgia, Delaware, Utah and in England.

        The attached letter stated in full as follows:

        Mr. Jon M. Huntsman
        Chairman
        Chief Executive Officer

        Huntsman Corporation

        Dear Jon:

               I was very disappointed to receive your letter of November 12, 1996. I believe it completely mischaracterizes recent events and never addresses the fundamental shortcomings of and defects in your proposal. Let me state that the Rexene Board is not opposed to an offer to sell the Company that is in the best interest of our stockholders. Despite your refusal to sign a standard Confidentiality Agreement, I and our investment bankers traveled to Salt Lake City several times to meet with you to discuss your interest in the company.

               So that there is no misunderstanding on your part, I want to reconfirm that the Rexene Board never "approved acceptance" of your latest proposal. After receiving your two page letter of October 29, 1996, in which you indicated that the Huntsman Corporation's proposal "is unconditional both with respect to financing and due diligence," that same day I asked you to provide us the details of your proposal and to furnish our counsel with a draft agreement so that we could be in a position to understand the terms of your proposal. Our counsel received the draft three days later, on Friday, November 1, 1996. Notwithstanding the unrealistic deadlines continuously imposed by you on the Rexene directors since the time you started making proposals, we and our counsel and financial advisors worked through the weekend to be in position to hold the Rexene Board meeting which took place on the following Monday, November 4, 1996.

               Simply put, the Rexene directors were shocked at what you were proposing for Rexene and its stockholders. Contrary to your October 29 letter, you were attempting to do an LBO of Rexene with no financing in place subject to numerous conditions and contingencies with unacceptable restrictions placed on Rexene's ability to operate during the pendency of the transaction. Moreover, the agreement contained exorbitant and illegal demands for "lock up" stock options and "break-up" fees. The result was that your proposal contemplated an unacceptably long period of time before the closing of the transaction and completely failed to provide the Rexene directors with any degree of comfort that you would be able to complete the transaction. Almost anyone can make a proposal at a low purchase price and attempt to finance it on the back of the Rexene stockholders. The delay contemplated by your proposal also would create havoc with our customers, who have voiced concerns regarding your interest in Rexene. At the same time, your proposed agreement would restrict Rexene's financial and operating flexibility during the pendency of your proposed transaction.

               Following the Rexene Board meeting, on November 5, 1996, I clearly and unambiguously informed you by telephone that the Rexene directors had unanimously determined that your proposal was unacceptable and instructed me to present you with an alternative. I began by telling you that the Board was opposed to any transaction that does not provide for a tender offer by which our stockholders will receive cash consideration for all their shares in a prompt and efficient manner. When I informed you of the Board's position concerning the structure of your proposal, you refused to discuss any of these points and indicated that it would be your way or no way and that you were no longer interested in acquiring Rexene.

               Despite your unwillingness to discuss any of our serious concerns with your proposal, at your counsel's subsequent request, our counsel did agree to meet with your counsel to explain and review our concerns. At that meeting, our counsel did not, as you claim, present Huntsman with a "series of outrageous and unrealistic terms and demands." Rather, all he did was make some constructive suggestions as to the ways in which Huntsman could give the Rexene directors some comfort that Huntsman was interested in committing to something more than an option to shop Rexene to potential financing sources, that its proposal is not illusory and has some acceptable degree of certainty of being accomplished. Apparently, judging by the contents of your letter, this meeting was sought by your counsel not to discuss our differences in good faith, but rather as part of some sort of campaign to bully the Rexene Board into capitulating to your unfair and deficient proposal.

               You state in your letter that Bankers Trust offered to "cover" the matter of Huntsman's financial capability to complete the transaction with Rexene's financial team. What our counsel was told by your counsel was that Bankers Trust and its representatives would need to meet with Rexene representatives to gather information so that it could then assess whether your proposed transaction could be financed. If Bankers Trust is willing to finance the transaction, you should have produced or should produce a commitment letter from Bankers Trust to that effect. We also would expect Huntsman to represent and warrant in any definitive agreement that it has the funds to complete the transaction.

               The problems with your draft agreement went far beyond those noted above. It is obvious that the Huntsman Corporation is not willing to assume any of the normal risks and expenses associated with the acquisition of a public corporation. We thought you would act in good faith and would be mindful of the constraints applicable to directors of a public corporation in considering a transaction of this type. Unfortunately, we misjudged your intent.

               That the Rexene Board of Directors has maintained an open attitude should be obvious as we have maintained a dialogue with you. But, you should appreciate that we will only deal with someone interested in presenting a proposal to maximize Rexene stockholder value. Thus, our Board only will proceed on the basis of a negotiated agreement that provides for a transaction that reflects fair value and that can be reasonably achieved in a timely manner in an environment that does not put the Company or its stockholders at risk. Your proposal falls far short of this objective.

                                                   Very truly yours,

                                                   A.J. SMITH

        According to the Company, "During October and November 1996, the Company was advised by the various parties who had executed confidentiality/standstill agreements with the Company that no such party was interested in making a firm proposal to acquire all of the outstanding shares of Common Stock."

        On November 29, 1996, the publication "Chemical Week Executive Edition" reported Mr. Huntsman as saying that Huntsman could still be interested in the Company, "but not with the existing directors and officers."

        A December 9, 1996 article in "Mergers and Restructurings" reported that a Huntsman Spokesman had reaffirmed Huntsman's interest in acquiring Rexene. However, there is no assurance that Huntsman will make another offer to acquire the Company.

        According to the Company, "On December 23, 1996, the Board met again and confirmed its position that although it believes a $16 per share price does not fully reflect the long-term prospects of the Company, at this time the Board would not oppose a fully-financed cash offer to acquire all of the outstanding Common Stock on customary terms at $16 per share, as long as the offer is capable of being consummated through a tender offer or otherwise within 60 days. If such an offer were made, the Board would take all actions necessary to make the Company's stockholder rights plan (the so-called `poison pill') inapplicable to such an offer."

        On January 22, 1997, the Soliciting Group filed its definitive Solicitation Statement (the "Solicitation Statement") with the SEC and began to mail the Solicitation Statement to Rexene's stockholders, seeking Agent Designations from stockholders representing a majority of the outstanding Common Stock authorizing the call of the Special Meeting. The Soliciting Group set February 14, 1997 as the target date for the receipt of the requisite Agent Designations to call the Special Meeting.

        On January 27, 1997, the Company filed the Revocation Solicitation Statement with the SEC and began mailing it to the Company's stockholders.

        On February 14, 1997, the Soliciting Group delivered executed Agent Designations from the requisite majority of the Company's outstanding Common Stock to the Company's registered agent in Delaware, The Corporation Trust Company, and called the Special Meeting for Wednesday, April 30, 1997 at 11:00 a.m., local time, at the offices of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 for the purpose of considering the Special Meeting Proposals.

        On February 14, 1997, the Soliciting Group also filed an action in the Court of Chancery of the State of Delaware in and for New Castle County titled Wyser-Pratte et al. v. Rexene Corporation, Civil Action No. 15545-NC (the
"Litigation"). The Soliciting Group asked the Court to declare that the Soliciting Group had the power to, and did in fact, call a Special Meeting of Rexene's shareholders for April 30, 1997.

        On February 28, 1997, after requesting that the Court stay all proceedings in the Litigation while it reviewed the Agent Designations, Rexene conceded that the Soliciting Group had properly called a Special Meeting for April 30, 1997 and announced that a Special Meeting would take place on that date. At the same time, the Board set a record date for the Special Meeting of April 18, 1997.

        On March 3, 1997, the Soliciting Group amended its complaint in the Litigation, adding the members of Rexene's board of directors as defendants, seeking a court order requiring the Company to set a record date no later than April 1, 1997 and asserting that the defendants' selection of a record date that was only twelve calendar days and eight business days prior to the Special Meeting was designed to preserve their positions by impairing the ability of the Rexene stockholders who oppose the Board to vote against them. The amended complaint alleged that many of Rexene's stockholders would be denied an opportunity to vote at the Special Meeting due to the short period between the record date and the date of the Special Meeting. The amended complaint also alleged that since the Soliciting Group must receive a majority of all outstanding shares in order to replace the directors, any share that could not be voted at the Special Meeting would, in effect, be counted as a vote for the current Board. The Soliciting Group alleged that the late record date was selected in an attempt to fix the upcoming election.

        On March 7, 1997, the defendants moved to dismiss the Litigation for failure to state a cause of action upon which relief may be granted, asserting that the late record date was selected in order to enfranchise shareholders who purchased shares up to and including April 18, 1997.


     According to the Company's Preliminary Proxy Statement:

               Following the publication in late 1996 and early 1997 of the Board's position relating to bona fide proposals to acquire the Company at $16 per share, the Company was contacted by four parties that previously had not held discussions with the Company and who expressed an interest in exploring a possible acquisition of the Company. Two of such parties executed a confidentiality/standstill agreement with the Company for the purpose of conducting a due diligence review of the Company. No such party subsequently made a proposal to acquire all of the outstanding shares of Common Stock.

        On March 17, 1997, "Dow Jones News" reported that Huntsman had reaffirmed its interest in acquiring Rexene at $16 a share. According to the article, a Huntsman spokesman said that Huntsman could close on its offer in 90 days. The spokesman also pointed out that Huntsman had closed on its previous 25 acquisitions with "no difficulty" in funding those acquisitions and that if Rexene had accepted either of Huntsman's earlier offers at $16 a share, "the deal would have been closed long ago and the shareholders would have their money."


        On March 18, the Court granted defendants' motion to dismiss on the basis that the Soliciting Group failed to allege sufficient facts to support its allegations of inequitable conduct. The Soliciting Group believes that the amended complaint properly states a cause of action pursuant to Delaware law, and has appealed the Court's decision.

        On March 19, 1997 the Company announced that the Board had elected Messrs. Stephen C. Swid and Richard C. Perry to fill two newly created vacancies on the Board and had instituted a stock repurchase program (the "Stock Repurchase Program").

        According to the Company's Preliminary Proxy Statement:

               Following the meeting of the Rexene Board of Directors held on March 19, 1997, Arthur L. Goeschel resigned as a Rexene director. The stated reason for the resignation was Mr. Goeschel's opposition to the Stock Repurchase Program, which Mr. Goeschel believes was implemented for the purpose of purchasing shares held by stockholders who would support the removal of Rexene's current directors at the Special Meeting. Mr. Goeschel also expressed his opposition to borrowing funds for the purpose of financing repurchases under the program because of his personal views regarding the danger of leverage.


                  YOU HAVE A SAY IN THE FUTURE OF YOUR INVESTMENT
                  EXERCISE THAT RIGHT AND VOTE FOR THE NOMINEES
                     AND THE OTHER SPECIAL MEETING PROPOSALS

                            SPECIAL MEETING PROPOSALS

DIRECTOR REPLACEMENT PROPOSALS

                         1. DIRECTOR REMOVAL RESOLUTION
                             (ITEM 1 ON PROXY CARD)

        SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE DIRECTOR REMOVAL
RESOLUTION:

        "RESOLVED, that all of the directors of the Company, including, without limitation, any such directors purportedly elected at this Special Meeting, be, and hereby are, removed from the Board of Directors, effective immediately; provided, however, that if, notwithstanding the Omnibus Resolution, any nominees of the Soliciting Group have been elected to the Board prior to the time this Resolution is adopted, such nominees of the Soliciting Group shall not be removed from the Board (capitalized terms have the meanings set forth in the Proxy Statement of the Soliciting Group)."

                             2. ELECTION OF DIRECTORS RESOLUTION
                                    (ITEM 2 ON PROXY CARD)

        SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE ELECTION OF DIRECTORS RESOLUTION:

        "RESOLVED, that the shareholders of Rexene Corporation (the "Company") hereby elect Jonathan R. Macey, Robert C. Mauch, Lawrence C. McQuade and James
S. Pasman, Jr. as directors of the Company, and elect Mr. McQuade Chairman of the Board, in each case to hold such office until each of their successors has been elected and qualified or until their earlier resignation or removal."


        The Soliciting Group believes that the Board's response to Huntsman's acquisition proposal shows that the present Board is not seeking to maximize the current value of the Common Stock. Even after Huntsman increased its offer to $16 per share, representing over a 72% premium over the closing price of the Common Stock on the New York Stock Exchange on July 17, 1996, the day before Huntsman made the Original Offer, the Board was unable to reach agreement with Huntsman on the terms of an acquisition. See "Reasons for the Solicitation" and "Background and Recent Events." The Rexene Preliminary Proxy Statement states, "Although the Board would not oppose a fully-financed offer to acquire the Company at $16 a share, the Board does not believe it currently is the optimal time to sell or auction a petrochemical and polymer company like Rexene because current stock market prices for Rexene and other companies in these industries are depressed and fail to reflect their expected long-term value."

Given this attitude, the Soliciting Group believes that management and the Board are likely to respond to offers that reflect the Company's current value in the acquisition market by either rejecting such offers or imposing unrealistic conditions as they did in response to Huntsman's $16 per share acquisition proposal. When management and the Board negotiate in response to such offers, the Soliciting Group believes they are likely to do so without the positive attitude that is necessary to reach agreement on the sale of the Company. In the Soliciting Group's opinion, the most recent round of negotiations with Huntsman illustrates the difficulty of having a successful negotiation in the hostile atmosphere created by management's basic belief that the Company should not be sold at the present time. See "Background and Recent Events."

        The Soliciting Group also disagrees with the view, expressed in the Rexene Preliminary Proxy Statement, that it is not currently "the optimal time to sell or auction a petrochemical and polymer company like Rexene, because current stock market prices for Rexene and other companies in these industries are depressed and fail to reflect their expected long-term value." The
Soliciting Group believes that the stock market recognizes that the petrochemical industry is cyclical and adjusts the multiplier it applies to a petrochemical company's earnings based on the industry's position in the cycle.


        Given the attitude that the Board showed in its response to the Huntsman Offers, the Soliciting Group believes that the replacement of all of the directors is the most effective way of pursuing the goal of maximizing the current value of the Common Stock. Accordingly, the Soliciting Group is submitting the Director Replacement Proposals for stockholder action at the Special Meeting:

             . REMOVAL OF THE ENTIRE BOARD OF DIRECTORS, INCLUDING ANY DIRECTORS OTHER THAN THE NOMINEES WHO ARE PURPORTEDLY ELECTED AT THE SPECIAL MEETING. Section 141(k) of the Delaware General Corporation Law authorizes this action, with or without cause, by a vote of a majority of the shares entitled to vote on the election of directors. Assuming that the Soliciting Group receives sufficient proxies to adopt the Director Replacement Proposals and the By-laws Proposals, the Soliciting Group believes that it will not be possible to elect directors at the Special Meeting to the Board positions that the Soliciting Group has elected to leave vacant since the shareholders will adopt a By-law which provides that shareholders may fill the Board vacancies at the Special Meeting only by the vote of a majority of the shares represented and entitled to vote at the Special Meeting. However, the Soliciting Group is requesting proxies to remove any directors other than the Nominees purportedly elected at the Special Meeting. This is an additional precaution against the possibility that, notwithstanding the Omnibus Resolution, the Chairman of the Special Meeting attempts to put the Election of Directors Resolution to a vote before the shareholders vote on the Facilitating By-laws Resolutions and as a result nominees supported by a minority of the shares represented at the meeting are purportedly elected to fill vacancies on the Board which the Soliciting Group is not seeking to fill.

                  ELECTION OF THE NOMINEES TO FILL FOUR OF THE VACANT POSITIONS ON THE BOARD, WITH ONE OF THE NOMINEES BEING ELECTED CHAIRMAN OF THE BOARD, WHILE ALLOWING THE OTHER SEVEN VACANCIES TO REMAIN UNFILLED. Assuming that the stockholders adopt the by-laws being proposed by the Soliciting Group to clarify the right of stockholders to fill vacancies on the Board and to facilitate the reduction in the size of the Board, the stockholders would be entitled to take these actions by the vote of a majority of the Common Stock represented and entitled to vote at the Special Meeting.


        It is anticipated that the Nominees would invite Mr. Smith to remain as Chief Executive Officer and to be reinstated as a director by the Nominees. If he does not accept that invitation, Mr. Lawrence McQuade would serve as interim chairman and Chief Executive Officer until a new Chief Executive Officer is appointed. It is anticipated that the Nominees would also add Mr. Werner F. Goeckel to the

Board. The New Directors would then cause the Board to adopt a resolution reducing the size of the Board from eleven to five directors (or six directors if Mr. Smith accepted the Board's invitation to remain Chief Executive Officer and a director).

        It is anticipated that the New Directors would propose that the Company either conduct negotiations with Huntsman or other parties that by then may have indicated an interest in acquiring the Company or retain investment bankers to prepare offering materials and solicit proposals to acquire the Company for cash and/or securities. Except for these steps, the Soliciting Group has no specific plans for selling the Company. If it is not feasible to sell the Company on terms that the New Directors and the stockholders find advantageous, the New Directors would explore other means of maximizing the current value of the Common Stock.

        The Soliciting Group proposes the election of the following Nominees to the Board.

THE NOMINEES


Name and Address                     Age    Present  Principal  Occupation and
                                            Employment  History; Directorships

Jonathan R. Macey................     41     Professor  Macey is the J.  DuPratt
   Cornell Law School                            White  Professor of Law and the
   306 Myron Taylor Hall                         Director of the  John  M.  Olin
   Ithaca, New York 14853                        Program in Law  and   Economics
                                                 at    Cornell    Law    School,
                                                 specializing   in   corporation
                                                 law,   comparative    corporate
                                                 governance,     banking     and
                                                 corporate  finance.  From  late
                                                 1993     through      mid-1994,
                                                 Professor  Macey was a Research
                                                 Fellow in Turin,  Italy.  Prior
                                                 to that,  he was a visiting law
                                                 professor   at  the   Stockholm
                                                 School of Economics.  From 1990
                                                 to 1991,  Professor Macey was a
                                                 Professor   of   Law   at   the
                                                 University of Chicago, and from
                                                 1987 to 1990 he was a Professor
                                                 of Law at Cornell University.

Robert C. Mauch..................     57     From 1978 through 1996,  Mr.  Mauch
    127 West Devon Drive                         was employed by AmeriGas,  Inc.
    Exton, Pennsylvania 19341                    ("AmeriGas"), a retail  propane
                                                 marketer/distributor,    and/or
                                                 several of its  affiliates.  He
                                                 served as President (from 1983)
                                                 and a director  (from  1992) of
                                                 AmeriGas  Propane,   Inc.  From
                                                 1992 to 1996, Mr. Mauch was the
                                                 President,    Chief   Executive
                                                 Officer   and  a  Director   of
                                                 AmeriGas. From 1993 to 1995, he
                                                 was President,  Chief Executive
                                                 Officer   and  a  Director   of
                                                 Petrolane, Inc.

Lawrence C. McQuade..............     68     In 1950, Mr.  McQuade was selected
    Qualitas International                       as a Rhodes  Scholar. From 1963
    125 East 72nd Street                         to 1969,  he was the  Assistant
    New York, New York 10021                     Secretary  for   Domestic   and
                                                 International  Business for the
                                                 U.S.  Department  of  Commerce.
                                                 From 1969 to 1975,  Mr. McQuade
                                                 was  the  President  and  Chief
                                                 Executive   Officer  of  Procon
                                                 Incorporated,   an  engineering
                                                 and construction  subsidiary of
                                                 Universal Oil Products Co. that
                                                 built petroleum  refineries and
                                                 petro-chemical   plants.   From
                                                 1975  to   1987,   he  was  the
                                                 Executive  Vice President and a
                                                 director  of  W.R.  Grace & Co.
                                                 From  1988  through  1995,  Mr.
                                                 McQuade served as Vice Chairman
                                                 of   Prudential   Mutual   Fund
                                                 Management,  Inc.  Mr.  McQuade
                                                 also  served as a  director  of
                                                 KaiserTech              Limited
                                                 ("KaiserTech")    and    Kaiser
                                                 Aluminum & Chemical Corporation
                                                 ("Kaiser Aluminum").

Name and Address                     Age    Present  Principal  Occupation and
                                            Employment  History; Directorships

James S. Pasman, Jr..............     66     Mr. Pasman    was   with   Aluminum
    29 The Trillium                              Company of America from 1972 to
    Pittsburgh, Pennsylvania 15238               1985, serving as Vice  Chairman
                                                 and  a  director   (1982-1985),
                                                 Executive                  Vice
                                                 President-Finance   and   Chief
                                                 Financial Officer  (1976-1982),
                                                 and    Vice    President    and
                                                 Treasurer   (1972-1976).   From
                                                 1987 through  1989,  Mr. Pasman
                                                 was  the   Chairman  and  Chief
                                                 Executive   Officer  of  Kaiser
                                                 Aluminum,  and first  President
                                                 and Chief Executive Officer and
                                                 then    Chairman    and   Chief
                                                 Executive       Officer      of
                                                 KaiserTech.  From 1989 to 1991,
                                                 Mr.  Pasman  was the  President
                                                 and Chief Operating  Officer of
                                                 National     Intergroup,     an
                                                 industrial holding company,  as
                                                 well  as  Chairman  of  Permian
                                                 Corp.,    an   oil    gathering
                                                 company.  Mr.  Pasman  has been
                                                 retired  since  1991.  He  is a
                                                 director of ADT,  Limited,  BEA
                                                 Income    Fund,    Inc.,    BEA
                                                 Strategic Income Fund, Inc. and
                                                 BT Insurance Funds Trust.

ADDITIONAL NEW DIRECTOR

Werner F. Goeckel                     55     Since  February  1996,  Mr. Goeckel
Innoflex, Inc.                                   has   been   a   principal   in
3000 Old Alabama Road                            Innoflex,   Inc.,   a  company
Suite 119-255                                    that   markets re-closures  for
Alpharetta, Georgia 30202                        flexible  packaging. From March
                                                 1991  to  February   1996,  Mr.
                                                 Goeckel   was   with   Atlantis
                                                 Plastics   Inc.   ("Atlantis"),
                                                 serving  as the Vice  President
                                                 of  Marketing   and  Sales  for
                                                 Linear  Films  (March  1991  to
                                                 January  1993),   President  of
                                                 Atlantis Plastic Films (January
                                                 1993   to   March   1995)   and
                                                 Executive   Vice  President  of
                                                 Atlantis and General Manager of
                                                 the  Customs   Films   Division
                                                 (March 1995 to February  1996).
                                                 From  November  1988  to  March
                                                 1991,   Mr.   Goeckel  was  the
                                                 Executive  Vice  President  and
                                                 Chief   Operating   Officer  of
                                                 Flexel,  Inc.  Mr.  Goeckel was
                                                 with Rexene  Corporation  (then
                                                 known as El Paso  Products Co.)
                                                 from  August  1975 to  November
                                                 1988,   serving   as  a  Market
                                                 Development             Manager
                                                 (1975-1976), Northeast Regional
                                                 Sales Manager (1976-1980), Vice
                                                 President  of   Marketing   and
                                                 Sales     (1980-1982),     Vice
                                                 President of Manufacturing  and
                                                 Engineering  of  the  CT  Films
                                                 Division    (1982-1984),    and
                                                 Senior Vice President of Rexene
                                                 and  President  of the CT Films
                                                 Division (1984-1988).


        Each of the Nominees and Mr. Goeckel has entered into an agreement with WPC and Spear, Leeds whereby WPC and Spear, Leeds have agreed to pay each Nominee and Mr. Goeckel a fee of between $10,000 and $15,000 (the specific amount to be in the sole discretion of WPC and Spear, Leeds) in the event that he does not become a director of Rexene. Additionally, WPC and Spear, Leeds have agreed to (i) reimburse each Nominee and Mr. Goeckel for any reasonable out-of-pocket expenses incurred in the performance of his service prior to becoming a director of the Company and (ii) indemnify each Nominee and Mr. Goeckel with respect to any liabilities relating to or arising out of such service. Messrs. McQuade and Goeckel own beneficially 2,000 and 4,200 shares of Common Stock, respectively.



        POSSIBLE ACCELERATION OF DEBT. Pursuant to Section 10.01(k) of the Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of April 24, 1996 among the Company, as borrower, The Bank of Nova Scotia, as agent (the "Agent"), and the lenders signatory thereto (the

"Banks"), the Director Replacement Proposals, if adopted by the stockholders of the Company, would cause a "change of control" as defined in the Credit Agreement. Pursuant to the Credit Agreement, the Agent and the Banks could cancel the Banks obligations to make loans to the Company and/or declare the principal amount then outstanding of, and the accrued interest on, the loans under the Credit Agreement due and payable.


        The Director Replacement Proposals, if adopted by the stockholders of the Company, would also be a "change of control" under the Indenture, dated as November 29, 1994, between the Company and Bank One, Texas, N.A., as Trustee, pursuant to which the Company's 11 3/4% Senior Notes due 2004 (the "Senior Notes") were issued. Accordingly, on a one-time basis, pursuant to an offer commenced within 10 days of a "change of control," each holder of Senior Notes would have the right to require the Company to purchase all or any part of such holder's Senior Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Interest on the Senior Notes at the rate of 11.75% per annum is payable semi-annually on June 1 and December 1 to record holders on the immediately preceding May 15 or November 15. As of March 31, 1997, the closing price of the Senior Notes was $104 7/8.

        According to the Rexene Preliminary Proxy Statement, the aggregate indebtedness under the Credit Agreement and the Senior Notes is currently approximately $283 million.


        Although the Soliciting Group has not had discussions with the holders of Rexene debt, the Soliciting Group believes it is unlikely that, if the Director Replacement Proposals are adopted, the Banks would accelerate their loans or the holders of the Senior Notes would require the Company to repurchase the Senior Notes. Furthermore, while the Soliciting Group has not had discussions with potential sources of refinancing, they believe that if the Company had to refinance the loans under the Credit Agreement or the Senior Notes, they believe the Company could do so without a material adverse effect on its financial condition.

        The Soliciting Group holds these beliefs principally for the following reasons:

               1. They believe the Nominees are qualified to oversee the business of the Company.

               2. They believe Rexene's business is not dependent on Mr. Smith or any of Rexene's other officers or directors.

               3. They believe Rexene is in healthy financial condition.


               4. The closing price of the Senior Notes on March 31, 1997 was $104 7/8 compared to a price of $101.00 (plus accrued interest) at which the holders could have required the Company to repurchase the Notes on that date if a Change in Control had occurred.

        STOCK OPTION PLANS. The following information is based on the Rexene Preliminary Proxy Statement:


        Certain executive officers of the Company have been granted options to purchase shares of Common Stock pursuant to the terms of the Rexene Corporation 1994 Long-Term Incentive Plan (the "1994 Incentive Plan").
    Pursuant to the terms of the 1994 Incentive Plan, the Compensation Committee of the Board may, in its sole discretion, in connection with a Change of Control (as defined in the 1994 Incentive Plan), (i) accelerate the time at which such options may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date, (ii) require the mandatory surrender to the Company of some or all of such options (whether or not such options are then exercisable under the 1994 Incentive Plan) in exchange for an amount of cash per share of Common Stock subject to such options equal to the excess, if any, of the Change of Control Value (as defined in the 1994 Incentive Plan) of the Common Stock over the per share exercise price(s) under such options for such shares, (iii) make such adjustments to such options as it deems appropriate to reflect such Change of Control or (iv) provide that, after the Change of Control, upon any exercise of an option the holder shall be entitled to purchase under such option the number of shares of stock or other securities to which the holder would have been entitled pursuant to the terms of the transaction constituting the Change of Control if, immediately prior to such transaction, the holder had been the holder of the number of shares of Common Stock then covered by such option. Adoption of the Director Replacement Proposals would constitute a Change of Control under the 1994 Incentive Plan.

        Certain executive officers of the Company have been granted options to purchase shares of Common Stock pursuant to the terms of the Rexene Corporation 1993 Non-Qualified Stock Option Plan (the "1993 Non-Qualified Option Plan"). Pursuant to the terms of the 1993 Non-Qualified Option Plan, if the employment with the Company or any of its subsidiaries of a holder of such options is terminated without cause after a Change of Control (as defined in the 1993 Non-Qualified Option
    Plan), or if such holder voluntarily resigns his or her employment with the Company or any of its subsidiaries after such a Change of Control because as a condition to such employment such holder would be required to relocate outside the continental United States or within the continental United States without assistance equal to that provided under Rexene's standard relocation policy or accept a reduction in base salary, then such holder's options shall become fully exercisable. Adoption of the Director Replacement Proposals would constitute a Change of Control under the 1993 Non-Qualified Option Plan.


        TERMINATION AGREEMENTS. The following information is based on the Rexene Preliminary Proxy Statement:


        Mr. Smith, Lavon N. Anderson, President and Chief Operating Officer and a director of the Company, Geff F. Perera, Executive Vice President and Chief Financial Officer of the Company, Jack E. Knott, Executive Vice President of the Company and President of Rexene Products and a director of the Company, James M. Ruberto, Executive Vice President - Administration of the Company, Jonathan R. Wheeler, Executive Vice President of the Company and President of CT Film, a division of the Company, and Bernard J. McNamee, Executive Vice President, Secretary and General Counsel of the Company, are each parties to termination agreements entered into in 1996. Each termination agreement provides that in the event the employee is terminated without cause (as defined in the agreement) within three years after a change in control (as defined in the agreement) of Rexene or if the employee voluntarily resigns his employment with Rexene because as a condition to continued employment with Rexene such employee is required to relocate outside the continental United States or within the continental United States without assistance equal to that provided under Rexene's standard relocation policy, accept a reduction in base salary or accept a position of lesser responsibility, Rexene is obligated to pay the employee within ten business days after the effective date of such termination, a lump sum cash severance equal to three times his then current annual base salary less $1.00. Additionally, in the event such employee voluntarily resigns because he is required to locate within the continental United States after a change in control even though he is offered assistance equal to that provided under the Company's standard location policy, such employee is entitled to receive a lump sum cash severance amount equal to 18 months of such employee's then current base salary. Adoption of the Director Replacement Proposals would constitute a change in control under the termination agreements.

        STOCKHOLDERS' ADVISORY COMMITTEE. Additionally, it is anticipated that, the New Directors would propose to establish a Stockholders' Advisory Committee (the "Stockholders' Advisory Committee") that would provide non-binding recommendations to the Board on acquisition proposals received by the Company.

        The Stockholders' Advisory Committee would consist of three members that would have no current affiliation with the Company other than as stockholders. Members of the committee would be elected by the stockholders by plurality vote at the Company's annual meeting of stockholders. The term of office of each member would be one year and in no case would a member be able to serve more than three consecutive terms. The Company would include in its proxy materials used in the election of directors, nominations and nominating statements for members of the committee submitted by any stockholder or group of stockholders which has owned beneficially, within the meaning of Section 13(d)

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



of the Securities Exchange Act of 1934, as amended, at least $1 million in market value of Common Stock continuously for the two-year period prior to the nomination.

        To assist it in evaluating an acquisition offer, the Stockholders' Advisory Committee would be empowered to retain, at the Company's expense, expert assistance, including attorneys and financial advisors, and incur other reasonable expenses not to exceed, in the aggregate, $.02 multiplied by the number of shares of Common Stock outstanding at the time the acquisition proposal is made.


        If the Common Stock were the subject of a tender offer or the Company were otherwise the subject of an acquisition proposal, the Stockholders' Advisory Committee would have the opportunity to have included in the Company's
Schedule 14A or 14D-9 filed with the SEC in connection with such tender offer or proposal its evaluation of, and recommendation concerning, such tender offer or proposal in a statement of not more than 2,500 words.


        The committee's recommendations would be solely advisory in nature and would not restrict the Board in its ability to take any action it deems in the Company's best interest.


        Although there is no authority directly on point, the Soliciting Group believes that as long as the Board does not delegate its powers to such a committee, the Board is authorized to establish and expend corporate funds on such a committee as a means of communicating with stockholders and gaining and disseminating information about stockholder sentiment on important corporate questions. The Soliciting Group believes that the legal authority to establish such a committee for these purposes comes from the Board's broad powers under
Section 141 of the Delaware General Corporation Law to manage the business and affairs of the Company.


        IN ORDER TO GIVE SHAREHOLDERS A GREATER VOICE IN THE GOVERNANCE OF THE COMPANY AND TO ACHIEVE A BOARD COMMITTED TO THE GOAL OF MAXIMIZING SHAREHOLDER VALUE, THE SOLICITING GROUP RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR REMOVAL AND ELECTION OF DIRECTORS RESOLUTIONS.

BY-LAWS PROPOSALS

             3. PROPOSAL TO AMEND THE BY-LAWS TO FACILITATE DIRECTOR
                        REPLACEMENT PROPOSALS RESOLUTIONS

                             (ITEM 3 ON PROXY CARD)

        SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE PROPOSAL TO AMEND THE BY-LAWS TO FACILITATE DIRECTOR REPLACEMENT PROPOSALS RESOLUTIONS:

RESOLUTIONS  CLARIFYING   STOCKHOLDERS'  RIGHTS  TO  FILL  BOARD  VACANCIES  AND
ELIMINATING ADVANCE NOTIFICATION REQUIREMENT FOR STOCKHOLDER NOMINATIONS

        "RESOLVED, that in accordance with Section 7.3 of the By-laws of the Company, the stockholders of the Company hereby amend the By-laws by deleting
Section 2.5(b) of the By-laws in its entirety and replacing therewith the following:

`(b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the Corporation who shall be entitled to vote at the meeting.' "

        "RESOLVED, that in accordance with Section 7.3 of the By-laws of the Company, the stockholders of the Company hereby amend the By-laws by deleting
Section 3.4 of the By-laws in its entirety and replacing therewith the following:

`3.4 VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by the affirmative vote of a majority of the shares present in person or represented by proxy at a stockholders meeting, or by written consent of stockholders' "

RESOLUTIONS FACILITATING REDUCTION IN THE SIZE OF THE BOARD

        "RESOLVED, that in accordance with Section 7.3 of the By-laws of the Company, the stockholders of the Company hereby amend the By-laws by deleting
Section 3.9 of the By-laws in its entirety and replacing therewith the following:

`3.9 QUORUM AND MANNER OF ACTING. Except as otherwise provided in the these Bylaws, the Certificate of Incorporation, or by law, the presence of two-fifths of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.' "

        "RESOLVED, that in accordance with Section 7.3 of the By-laws of the Company, the stockholders of the Company hereby amend the By-laws by deleting
Section 4.1(a) of the By-laws in its entirety and replacing therewith the following:

`(a) The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary and a Treasurer, and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.1(b).' "

        "RESOLVED, that in accordance with Section 7.3 of the By-laws of the Company, the stockholders of the Company hereby amend the By-laws by deleting
Section 4.2 of the By-laws in its entirety and replacing therewith the following:

`4.2  ELECTION,  TERM  OF  OFFICE  AND  QUALIFICATIONS.   The  officers  of  the
Corporation shall be appointed annually by the Board at the first meeting thereof held after the election of the Board; provided, however, that if there is a vacancy in the office of Chairman of the Board of Directors, such vacancy may be filled by either the Board of Directors or the stockholders by the vote required to fill vacancies on the Board of Directors. Each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be appointed and qualified.' "

        "RESOLVED, that in accordance with Section 7.3 of the By-laws of the Company, the stockholders of the Company hereby amend the By-laws by deleting
Section 4.6 of the By-laws in its entirety and replacing therewith the following:

`4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside as chairman at all meetings of the stockholders and the Board, unless a chairman of such meeting or meetings shall be

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


otherwise appointed and given such duties by the Board. The Chairman of the Board shall perform all duties incident to the office of the Chairman of the Board and such other duties as may from time to time be assigned to such person by the Board.' "

        "RESOLVED, that pursuant to Section 7.3 of the By-laws of the Company, any and all amendments, to the By-laws adopted by the Board since October 1, 1996 through the date hereof, are hereby repealed, effective immediately (capitalized terms have the meanings set forth in the Proxy Statement of the Soliciting Group)."


        The stockholders must amend the By-laws to resolve ambiguities in order to adopt all of the Director Replacement Proposals. The Soliciting Group is making a single proposal containing six By-laws amendments described in this section of the Proxy Statement. If this proposal is not adopted by stockholders, it will not be possible to implement the Director Replacement Proposals.


        CLARIFYING STOCKHOLDER'S RIGHT TO FILL BOARD VACANCIES. One of the proposed amendments would clarify the right of the stockholders to fill vacancies on the Board.

        Section 223 of the Delaware General Corporation Law states in relevant part: "Unless otherwise provided in the certificate of incorporation or bylaws:

           (1) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the  directors  then in office. . . ."

        The Company's By-laws state in relevant part:

               2.5 (b) SPECIAL MEETINGS OF STOCKHOLDERS. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
        2.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section
        2.5 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

              3.4. VACANCIES. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by a vote  of the  majority of the remaining directors. . . .

        Read in isolation, the quoted sections of the Delaware General Corporation Law and the By-laws could be interpreted as granting stockholders the right to fill vacancies on the Board only when the Board elected to fill such vacancies by a shareholder vote. However, there is Delaware case law authority which suggests that stockholders have an inherent right to fill Board vacancies in the absence of clear language to the contrary in the certificate of incorporation or by-laws. Moon v. Moon Motor Car Co.,

Del Ch.,  151 A. 298 (1930);  Campbell v.  Loew's,  Inc.,  Del. Ch. 134 A.2d 852
(1957); Dileuterio v. U.C. Cavaliers of Delaware, Inc., Del. Ch. Civil Action No. 8801 (1987); Siegman v. Tri-Star Pictures, Inc., C.A. No. 9477 (Del. Ch.
1989).

        Comparing the language of the Company's By-laws to the examples cited in these cases, the language of the Company's By-laws does not seem sufficiently clear to override the general rule that shareholders are entitled to fill vacancies on the board of directors; but the Soliciting Group has concluded that there are sufficient ambiguities to justify a clarifying amendment to the By-laws.

        ELIMINATING   ADVANCE    NOTIFICATION    REQUIREMENT   FOR   STOCKHOLDER
NOMINATIONS. For stockholders to have an effective right to fill board vacancies, they must also have the ability to make nominations to the board. The Company's existing by-law on nominations of directors at special meetings is
Section 2.5(b) which is quoted above. The by-law is ambiguous on whether stockholders could make such nominations without the cooperation of the existing Board. The by-law must be amended to cure that ambiguity. The Soliciting Group believes that the advance notification requirement does not serve any useful purpose and therefore intends to propose a by-law that would allow stockholders to make nominations up to and including the time of the meeting.


        FACILITATING REDUCTION IN SIZE OF BOARD. The Board presently consists of eleven directors. The Soliciting Group believes that a smaller number of directors would be a more effective working group and that a reduction in the size of the Board would help the Company to maintain a uniformly high level of quality on the Board.

        The Certificate of Incorporation and By-laws state that subject to the rights of holders of preferred stock, the number of directors shall be fixed exclusively by the Board. However, stockholders can cause a reduction in the size of the Board indirectly by electing a new Board majority which reduces the number of directors. The Soliciting Group is proposing that the stockholders remove all of the eleven members of the Board and fill four of the resulting vacancies, while leaving the other seven Board positions vacant. It is anticipated that the four directors then in office would add Mr. Goeckel to the Board and cause the Board to reduce the total number of directors to five (or six, if Mr. Smith accepts an invitation from the Board to remain Chief Executive Officer and a director). See "Director Replacement Proposals."


        The Soliciting Group is proposing the following amendments to the By-laws to enable these actions to be taken:

           (i) requiring that in order to fill a vacancy on the Board at a stockholders meeting, the stockholders must act by a majority vote of the shares represented and entitled to vote at the meeting. Section 216 of the Delaware General Corporation Law provides that in the absence of provisions to the contrary in the certificate of incorporation or by-laws, "Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. . . ." Without an appropriate  by-law amendment,  the existing Board might seek to (i) make nominations for the Board positions the Soliciting Group intends to leave vacant, and (ii) elect their nominees with the support of a minority of the shares represented at the meeting since the Soliciting Group will not be seeking proxies to elect nominees to those positions. The Soliciting Group believes that this action would not be legally valid; but to avoid undue controversy, the Soliciting Group's by-law amendment explicitly granting stockholders the right to fill Board vacancies will also require such actions to be by a majority of the shares represented and entitled to vote at the meeting;

           (ii) Reducing size of quorum for action by the Board. Section 3.9 of the By-laws states in relevant part: "Except as otherwise provided in these Bylaws, the Certificate of Incorporation, or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the

           Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present." The number of authorized directors is presently eleven. After the shareholders have removed all of the current directors and filled four of the resulting vacancies with the Nominees and the Nominees have added Mr. Goeckel to the Board, the five members of the Board will not be a majority of the authorized number of directors and, under the existing By-laws, will not constitute a quorum. Therefore, the Soliciting Group is proposing an amendment to the By-laws reducing a quorum from one-half to two-fifths of the authorized number of directors;


           (iii) granting stockholders the power to appoint the Chairman of the Board. Section 142(b) of the Delaware General Corporation Law authorizes the adoption of by-laws which determine the manner in which officers are chosen. In order to permit a new Chairman of the Board to be selected at the stockholders meeting, the Soliciting Group is proposing an amendment to the By-laws which gives the Chairman of the Board the status of an officer of the Company and authorizes the stockholders to appoint the Chairman of the Board; and

           (iv) repealing any By-laws adopted by the Board since October 1, 1996. The Soliciting Group is also proposing the repeal of any By-laws adopted by the Board since October 1, 1996 so that the Board can not use new By-laws to prevent the stockholders from accomplishing the objectives described in this Proxy Statement.

        IN ORDER TO GIVE SHAREHOLDERS A GREATER VOICE IN THE GOVERNANCE OF THE COMPANY AND TO ACHIEVE A BOARD COMMITTED TO THE GOAL OF MAXIMIZING SHAREHOLDER VALUE, THE SOLICITING GROUP RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE BY-LAWS TO FACILITATE DIRECTOR REPLACEMENT PROPOSALS RESOLUTIONS.

         4. PROPOSAL TO AMEND THE BY-LAWS TO SET A TIME LIMIT ON CERTAIN
                DEFENSIVE ACTIONS UNLESS APPROVED BY SHAREHOLDERS
                             (ITEM 4 ON PROXY CARD)

        SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE PROPOSAL TO AMEND THE BY-LAWS TO SET A TIME LIMIT ON CERTAIN DEFENSIVE ACTIONS UNLESS APPROVED BY
SHAREHOLDERS:


        "RESOLVED, that in accordance with Section 7.3 of the By-laws of the Company, the stockholders of the Company hereby amend the By-laws by deleting
Section 7.3 of the By-laws in its entirety and replacing therewith the following:

        `7.3 AMENDMENTS. Except with respect to Section 7.5, in which case the specific provisions thereof shall apply, (a) these Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made, (i) by the Board, by a vote of a majority of the number of directors then in office, or (ii) by the stockholders and (b) any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.' "


        "RESOLVED, that the Shareholders hereby amend the Company's By-laws by adding a new Section 7.5, which shall read as follows:

        `If an Offer is made to purchase all of the Common Stock and the Board of Directors opposes such Offer, the Board of Directors shall terminate all defensive measures against such Offer at the end of the ninetieth day after such Offer is first published or sent to security holders unless the Board of Directors' policy of opposition to such Offer is approved by a vote of a majority of the shares of Common Stock present and entitled to vote on the subject matter at a meeting of shareholders which is held on or before such ninetieth day and at which a quorum is present; provided, however, that the Board of Directors shall not be required to terminate defensive measures against such Offer at the end of such ninetieth day unless at such time such Offer has an expiration date which is at least ten business days thereafter. Notwithstanding anything to the contrary contained in Section 2.4 of the by-laws, if the Offer is to be effected by a tender offer, unless the record date for such shareholders meeting was set prior to the date on which such Offer was first published or sent to security holders, the record date for such meeting shall be at least five business days after the date on which the Company files its statement of position with respect to such offer in accordance with Rule 14e-2 of the Securities Exchange Act of 1934, as amended. At such time as it is required, pursuant to the first sentence of this by-law, to terminate defensive measures against such Offer, the Board of Directors shall redeem the outstanding Rights under the Rights Agreement between the Company and American Stock Transfer Company, as Rights Agent, or any successor agreement. Prior to the end of such ninetieth day, unless the Board's policy of opposition to such Offer has been approved by a shareholder vote as provided in this by-law, the Board of Directors shall take such reasonable actions as are necessary to preserve the possibility of satisfying the conditions to such Offer after such ninetieth day. This Section 7.5 may be amended, altered, repealed or rescinded ("Changed") (i) by the Board only if (A) such Change is made at a meeting of the Board held in connection with an annual meeting of stockholders, (B) there is public announcement at least ninety days in advance of such annual meeting that the Board intends to make such Change and
(C) the stockholders do not adopt a resolution at such annual meeting to disapprove such Change by the vote of a majority of the shares voting on such resolution or (ii) by a shareholder vote (and not by a vote of the Board) pursuant to Section 7.3 of the By-laws. An "Offer" shall mean a fully financed offer to purchase all the Company's outstanding shares of Common Stock for cash, by means of a tender offer, merger or other transaction, at a price that satisfies either of the following two requirements: (A) such price is at least 25% greater than the average closing price of such shares on the New York Stock Exchange during the 30 days prior to the date on which such offer is first published or sent to security holders or (B) a prior offer was made to purchase all of the Common Stock during the twelve months preceding the date on which the current offer is made, and the price in the current offer is at least equal to the greater of (x) the closing price of the Common Stock on the New York Stock Exchange on the trading date next preceding the day on which the current offer is made and (y) the per share price of such prior offer.' "

        The Soliciting Group believes that when a substantial offer is made to acquire the Company, the stockholders rather than the Board should have the final word on whether the offer is accepted. Today the Company's Shareholder Rights Plan or "Poison Pill" enables the Board to block a proposal to acquire control of the Company even if the acquiror is prepared to implement that proposal through a tender or exchange offer to the Company's stockholders, without making the Company a party to the transaction. As a result, potential buyers like Huntsman do not have the option of dealing directly with stockholders if the Board opposes their acquisition proposals.

        The Soliciting Group is proposing the "Shareholder Rights By-law" so that if a substantial offer is made to acquire the Company's shares, the stockholders, not the Board, will have the ultimate decision on whether to accept the offer. The By-law would only apply if the Company received an offer (an "Offer") to purchase all of the Common Stock for cash, by means of a tender offer, merger or other transaction, and the Offer met the following criteria:
(i) it was fully financed and (ii) it was at a price that satisfied either of the following two requirements: (A) such price was at least 25% greater than the average closing price of such shares on the New York Stock Exchange during the 30 days prior to the date on which such offer was first published or sent to security holders ("Trigger Premium") or (B) a prior offer was made to purchase all of the Common Stock during the twelve months preceding the date on which the current offer was made, and the price in the current offer was at least equal to the greater of (x) the closing price of the Common Stock on the New York Stock Exchange on the trading date next preceding the day on which the current offer was made and (y) the per share price of such prior offer. Under the Shareholder Rights By-law, if the stockholders received such an Offer, the Board would be required to terminate all defensive measures against the Offer unless the Board's policy of opposition was approved by stockholders within ninety days after the Offer was made. The Shareholder Rights By-law would not affect the ability of the Board under Sections 251 and 271 of the Delaware General Corporation Law to approve or disapprove of a proposed merger or sale of all or substantially all of the assets of the Company. The By-law follows an approach to tender offer regulation that is followed in Canada, the United Kingdom and other European Countries.

        The passage of the Shareholder Rights By-law will have a significant impact on the operation of Rexene's Poison Pill. Pursuant to the Poison Pill, each certificate for shares of Common Stock also represents the same number of rights ("Rights") to purchase one share of Common Stock from Rexene at a price of $60 per share (the "Purchase Price"). As soon as practicable after the earlier to occur of (i) the tenth day after the date a person (an "Acquiring Person") alone or together with affiliates and associates becomes the beneficial owner of 15% of the outstanding shares of Common Stock (or such lower threshold as may be established by the Board) and (ii) the tenth business day after the date (or such later date as may be determined by the Board prior to such time as any person becomes an Acquiring Person) of the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in such offeror becoming an Acquiring Person (the earlier of (i) or (ii) being the "Distribution Date"), the Company will distribute certificates to represent the Rights.

        The Rights are not exercisable until the Distribution Date and will expire on February 8, 2003 (the "Final Expiration Date"), unless such date is extended or the Rights are earlier terminated, redeemed or exchanged by Rexene as described below.

        In the event that any person becomes an Acquiring Person (and after the Company's right to redeem or terminate the Rights has expired and subject to the Company's right to exchange the Rights for shares of Common Stock, as each is described below), the Rights would entitle shareholders of the Company (other than the Acquiring Person) to receive upon exercise of the Right that number of shares of Common Stock having a market value of two times the Purchase Price.

        In the event that on or after the first date of public announcement by Rexene or an Acquiring Person that an Acquiring Person has become such (the "Shares Acquisition Date"), Rexene is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the Purchase Price, that number of common shares of the acquiror that at the time of such transaction will have a market value of two times the Purchase Price.

        At any time after the Shares Acquisition Date and prior to the acquisition by an Acquiring Person of beneficial ownership of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange, in whole or in part, the Rights (other than the Rights of the Acquiring Person) for Common Stock, at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) for each Right.

        At any time prior to the earlier to occur of (i) the tenth day after the Shares Acquisition Date (or such later date as may be approved by the Board) or
(ii) the Final Expiration Date, the Board of Directors may redeem the Rights, in whole but not in part, at $.01 per share, or terminate the Rights in whole, but not in part, at no cost. After the Shares Acquisition Date, the Board may extend the time period described in clause (i) above or may redeem or terminate the Rights only if at the time of taking such action there are then in office not less than a majority of directors who are "Continuing Directors" and such extension, termination or redemption is approved by a majority of such Continuing Directors. A "Continuing Director" is defined as a member of the Board who is not an Acquiring Person who was either a member of the Board prior to the Shares Acquisition Date or subsequently became a director and whose nomination or election to the Board was recommended or approved by a majority of Continuing Directors then on the Board.

        The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that, subject to the Board's right to terminate or redeem the Rights, from and after the Shares Acquisition Date no such amendment may adversely affect the interest of the holders of the


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Rights or may be made  without  the  consent of the holders of a majority of the
Rights (other than Acquiring Persons). Subsequent to the Shares Acquisition Date, amendments to the terms of the Rights may be made only if at such time there are at least three Continuing Directors and such amendment is approved by a majority of such Continuing Directors.

THE FOREGOING IS A SUMMARY OF THE POISON PILL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO. THE DESCRIPTION OF THE RIGHTS SET FORTH AS ITEM 1 OF THE COMPANY'S REGISTRATION STATEMENT ON FORM 8-A, DATED FEBRUARY 1, 1993, AS AMENDED TO DATE, IS ATTACHED HERETO AS EXHIBIT A.

        Under the Shareholder Rights By-law, if the Company received an Offer that remained open for 90 days and no person became an Acquiring Person during such period and the Board did not obtain shareholder approval to continue defensive measures against the Offer, the Board would be required to either redeem the Rights or amend the Poison Pill so that it would no longer be an impediment to such an Offer. The Board would be required to take such action even if the Board believed in the exercise of its fiduciary duties that the Offer was not advantageous for the shareholders of Rexene. The Soliciting Group believes that this result is in the best interest of shareholders because the shareholders, rather than the Board of Directors, should have the ultimate decision on whether to accept the Offer.

        The Certificate of Incorporation authorizes the Board "to make, repeal, alter, amend and rescind the by-laws of the Corporation in accordance with their terms." (emphasis added) The Shareholder Rights By-law will provide that it may be repealed, altered, amended or rescinded ("Changed") by the Board only under the following conditions: (i) the Change is made at a meeting of the Board held in connection with an annual meeting of stockholders, (ii) there is a public announcement at least ninety days in advance of such annual meeting that the Board intends to make such Change and (iii) the stockholders do not adopt a resolution at such annual meeting to disapprove such Change by the vote of a majority of the shares voting on such resolution.

        If the Board failed to obtain shareholder approval to continue defensive measures against a qualified Offer, the Shareholder Rights By-law could require the Board to terminate such defensive measures whether or not the Offer was advantageous for the Company's shareholders; but the Soliciting Group believes that the shareholders' failure to grant such approval would be evidence that the Offer was advantageous for the Company's shareholders and that therefore the adoption of the Shareholder Rights By-law is in the shareholders' best interests.

        In the absence of an offer to purchase all of the Common Stock during the previous twelve months, the By-law only applies to offers of at least the Trigger Premium. Although the average acquisition premium in Rexene's industry is higher than the Trigger Premium, the Soliciting Group believes that a premium of this size is large enough to be worthy of consideration by stockholders. The Trigger Premium condition does not apply when there has been an offer for the Common Stock within the preceding twelve because under those circumstances it is likely that the market price of the Common Stock will be affected by expectations that the offeror may make another offer. While there can be no assurance that the Company will ultimately get a price higher than the Trigger Premium, acquisition bids often attract competition that leads to subsequent offers at a price higher than the initial offer or the initial bidder may raise its price.

        The Soliciting Group believes that the provision for a shareholder vote assures that the By-law will not be used to facilitate coercive offers. The courts have defined a coercive offer as "an offer which has the effect of compelling shareholders to tender their shares out of fear of being treated less favorably in the second stage." If a majority of the Company's shareholders consider an offer coercive, the Board will be able to win shareholder approval to continue defensive measures against the Offer for more than ninety days.


                                       26



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        Based on their  experiences as investors in target  company  securities, the Soliciting Group believes that ninety days is normally sufficient time for a target company, seeking a higher offer, to complete the bidding process. However, circumstances could arise in which a board of directors seeking a higher offer was unable to complete the entire process of finding and closing an
alternative   transaction   within  the  ninety-day  period  prescribed  by  the
Shareholder Rights By-law. Similarly, if a board were trying to negotiate the terms of an acquisition with a prospective purchaser, the inability to resist a hostile tender offer by that purchaser beyond an initial ninety-day period could reduce the board's leverage to negotiate favorable terms for stockholders. The Soliciting Group believes the ninety-day limit on defensive measures in the Shareholder Rights By-law need not prevent the Board from obtaining the best possible terms for stockholders in either of these situations, because the Board would be free to seek stockholder approval to continue defensive measures for an additional period of time. However, given the time periods required to solicit proxies and possibly to call and hold a stockholders meeting, the Board would have to plan ahead to get such approval before the end of the ninety-day period; and if the Board failed to do so it is possible that under the Shareholder Rights By-law the Board would lose the power to take defensive measures against an Offer that was not in the best interests of Shareholders.

        While the Soliciting Group believes that the Shareholder Rights By-law is valid, they recognize that the courts have not considered the validity of it or any similar by-law and, therefore, have not resolved the extent to which stockholder-adopted by-laws may limit the authority of a board of directors to oppose, or to adopt or employ defensive measures against, takeover bids. Accordingly, it is uncertain whether the Shareholder Rights By-law would survive a court challenge. However, there is some support for the validity of the Shareholder Rights By-law in a recent Oklahoma Federal Court decision involving an Oklahoma corporation. The court required a corporation to include in its proxy statement for its 1997 annual shareholders meeting a proposal to adopt a by-law requiring the board of directors to redeem the existing poison pill and to submit any successor poison pill to a shareholder vote. International
Brotherhood of Teamsters General Fund v. Fleming Companies, Inc., No. Civ-96-1650-A (1997).

        The Soliciting Group believes that Section 109 of the Delaware General Corporation Law authorizes the enactment of the Shareholder Rights By-law.
Section 109(a) gives stockholders the power to "adopt, amend or repeal By-laws."
Section 109(b) states: "The by-laws may contain any provision, not inconsistent with law or with the certificate of incorporation, relating to the business of the corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees." (emphasis added) In a review of the Delaware General Corporation Law, the Certificate of Incorporation and By-laws, the Soliciting Group has not discovered any provisions that bar stockholders from adopting the Shareholder Rights By-law. They believe that Section 141(a) of the Delaware General Corporation Law does not bar the adoption of the Shareholder Rights By-law. That section states: "The business and affairs of every corporation organized under this chapter shall be managed by or under the direction of a board of directors, except as may be otherwise provided in this chapter or in its certificate of incorporation." (emphasis added) The Soliciting Group believes that the adoption of the Shareholder Rights By-law is not inconsistent with Section 141(a) for two reasons. First, if Section 141(a) is read as granting the board of directors exclusive authority over the business and affairs of the corporation, that grant is qualified by the phrase "except as may be otherwise provided in this chapter or in its certificate of incorporation." The savings clause leaves room for the grant of authority in Section 109 for stockholders to adopt by-laws, such as the Shareholder Rights By-law, which relate to the rights and powers of stockholders and directors. Second, the Soliciting Group believes that any reading of Section 141(a) that invalidated the Shareholder Rights By-law would make meaningless
Section 109's broad grant of authority for stockholders to adopt by-laws relating to the rights of powers of stockholders and directors.

        The Soliciting Group also believes that the Shareholder Rights By-law does not conflict with Delaware case law dealing with the fiduciary duties of boards of directors. In certain cases, courts interpreting Delaware law have, on the basis of particular facts presented, upheld reasonable defensive measures adopted by directors who, in good faith and upon reasonable investigation, believed that a hostile offer posed a danger to corporate policy and effectiveness, even though a majority of the



                                       27



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


stockholders may have tendered their shares. The Soliciting Group believes that these cases do not support invalidating the Shareholder Rights By-law because in none of those cases was the board's discretion limited by a by-law previously adopted by stockholders pursuant to their powers under Section 109, nor did the court consider the stockholders' authority to adopt such a by-law. The Soliciting Group believes it is inherent in the Delaware scheme of corporate law that while the board is entitled to exercise its judgment in responding to a tender offer or other takeover bid, its judgment must be exercised within the framework of statutes, charter provisions and by-laws which in certain instances limit the actions that directors may take even when the directors believe that their chosen course of action is in the best interests of stockholders.

IN ORDER TO GIVE SHAREHOLDERS A GREATER VOICE IN THE GOVERNANCE OF THE COMPANY AND TO ACHIEVE A BOARD COMMITTED TO THE GOAL OF MAXIMIZING SHAREHOLDER VALUE, THE SOLICITING GROUP RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE BY-LAWS TO SET A TIME LIMIT ON CERTAIN DEFENSIVE ACTIONS UNLESS APPROVED BY SHAREHOLDERS.


          5. PROPOSAL TO AMEND THE BY-LAWS TO ELECT NOT TO BE GOVERNED
                       BY THE BUSINESS COMBINATION STATUTE
                             (ITEM 5 ON PROXY CARD)

        SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE PROPOSAL TO AMEND THE BY-LAWS TO ELECT NOT TO BE GOVERNED BY THE BUSINESS COMBINATION STATUTE:

        "RESOLVED, that pursuant to Section 203(b)(3) of the Delaware General Corporation Law, the Shareholders hereby amend the Company's By-laws by adding a new section 7.6 which shall read as follows:

        `The corporation shall not be governed by Section 203 of the Delaware General Corporation Law.'"

        The Soliciting Group is proposing that stockholders adopt an amendment to the By-laws electing not to be governed by Section 203 of the Delaware General Corporation Law ("the Business Combination Statute.")

        The Business Combination Statute provides, in effect, that if any person acquires beneficial ownership of 15% or more of the Company's outstanding shares (thereby becoming an "Interested Shareholder"), the Interested Shareholder may not engage in a business combination with the Company for three years thereafter, subject to certain exceptions. Among the exceptions are (i) the Board's prior approval of such acquisition; (ii) the acquisition of at least 85% of the Company's shares (subject to certain exclusions) in the transaction in which such person becomes an Interested Shareholder; and (iii) the approval of such business combination by 66 2/3% of the outstanding stock not owned by the Interested Shareholder. The Company's shareholders may, by a vote of a majority of the outstanding shares, adopt an amendment to the By-laws or Certificate of Incorporation electing not to be governed by the Business Combination Statute. Such amendment would become effective twelve months after adoption and would not be subject to amendment by the Board and would not apply to a business combination with a person who became an Interested Shareholder prior to the adoption of such amendment.

THE FOREGOING IS A SUMMARY OF THE BUSINESS COMBINATION STATUTE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE THERETO. THE TEXT OF THE BUSINESS COMBINATION STATUTE IS ATTACHED HERETO AS EXHIBIT B.

        While the proposed By-law could facilitate a business combination with a 15% or greater shareholder, whether or not the transaction was advantageous for shareholders, the Soliciting Group



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believes  that  the  adoption  of  this  By-law  is in  the  best  interests  of shareholders because the Business Combination Statute discourages offers to acquire the Company's shares; and they believe that the Delaware "entire fairness" doctrine provides adequate protection of the interests of the other shareholders in a business combination with a controlling shareholder.

        The Business Combination Statute discourages offers to acquire the Company's shares, in the Soliciting Group's opinion, by creating obstacles to second-stage mergers in which successful offerors acquire the remainder of the Company's shares. The Business Combination Statute has this effect because it requires the offeror to win the votes of a two-thirds super-majority of the minority shareholders to approve a second-stage merger unless the offeror acquired at least 85% of the Company's shares (subject to certain exclusions) in the transaction in which the offeror became an Interested Shareholder or unless such transaction was approved by the Board of Directors. If the Company were to opt out of the Business Combination Statute, there would be no specific vote of the minority shareholders required by statute to effect a second-stage merger. In such event, if an Interested Shareholder proposed to acquire the remainder of the Company's shares in a second-stage merger which was not subject to the Business Combination Statute, it might be able to accomplish this transaction without the favorable vote of a majority of the minority shareholders. As a result an acquiror might be able to accomplish a second-stage merger which was opposed by a majority of the minority shareholders and which, such shareholders did not believe was in their best interests.

        However, the Soliciting Group believes that the Company's remaining shareholders would not require the protection of the Business Combination Statute, because under Delaware law a second-stage merger with a controlling shareholder would have to satisfy the entire fairness test. This test requires the courts to conduct a comprehensive review of the fairness of such a transaction. Its scope has been described by the Delaware Supreme Court in Weinberger v. UOP, Inc.: "The concept of fairness has two basic aspects: fair dealing and fair price. The former embraces questions of when the transaction was timed, how it was initiated, structured, negotiated, disclosed to the directors, and how the approvals of the directors and shareholders were obtained. The latter aspect of fairness relates to the economic and financial considerations of the proposed merger, including all relevant factors: assets, market value, earnings, future prospects, and any other elements that affect the intrinsic or inherent value of a company's stock." It is common practice for acquirors to satisfy this requirement by conditioning a second-stage merger on approval by a majority of the minority shareholders.

                              6. OMNIBUS RESOLUTION
                             (ITEM 6 ON PROXY CARD)

        SHAREHOLDERS ARE ASKED TO CONSIDER AND VOTE UPON THE OMNIBUS RESOLUTION:


        "RESOLVED, that the resolutions to be considered at the Special Meeting of Stockholders of Rexene Corporation to be held at the offices of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 at 11:00 a.m., local time (or at such other time and location as set forth in the Company's Notice of Special Meeting), on Wednesday, April 30, 1997 (the `Special Meeting') shall be presented in the following order (capitalized terms have the meanings set forth in the Proxy Statement of the Soliciting Group):

        (1) This Omnibus Resolution
        (2) The Facilitating By-laws Resolutions;
        (3) The Shareholder Rights Resolution;
        (4) The Business Combination Statute Resolution;
        (5) The Director Removal Resolution;
        (6) The Election of Directors Resolution; and
        (7) The Stock Repurchase Program Resolution."



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        IN ORDER TO GIVE  SHAREHOLDERS  A GREATER VOICE IN THE GOVERNANCE OF THE
COMPANY AND TO ACHIEVE A BOARD COMMITTED TO THE GOAL OF MAXIMIZING SHAREHOLDER VALUE, THE SOLICITING GROUP RECOMMENDS THAT YOU VOTE FOR THE OMNIBUS RESOLUTION.

                     7. STOCK REPURCHASE PROGRAM RESOLUTION
                             (ITEM 7 ON PROXY CARD)

        Shareholders are asked to consider and vote upon the Stock Repurchase Program Resolution:

        "RESOLVED, that the Rexene Board of Directors hereby is authorized to cause the repurchase by the Company of up to $50 million of the Common Stock, either through a continuation of and increase in the Company's current open market repurchase program, privately negotiated transactions, tender offer or otherwise."

        The Company's Preliminary Proxy Statement states:

               In the Board's view, the Company's Stock Repurchase Program, especially when coupled with the Company's capital expenditure and improvement programs, is a valuable tool to build stockholder value. On March 19, 1997, the Rexene directors approved the $85 million Stock Repurchase Program. The first $35 million part of the program has been commenced pursuant to open market purchases.

        The Company's Preliminary Proxy Statement further states:

               If the Stock  Repurchase  [Program  Resolution] is adopted by
        the  Company's  stockholders,  the  Company   currently  intends  to
        promptly proceed  with the  issuance

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




         of a new series of preferred stock of the Company with an aggregate liquidation value of $50 million (the "Preferred Stock"). The Preferred Stock will be issued by the Company in a private placement to certain "qualified institutional buyers" (as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and certain other institutional accredited investors. The sale of the Preferred Stock will not be registered under the Securities Act and the Preferred Stock may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. Set forth below is a brief summary of the anticipated terms of the Preferred Stock. The Company, after discussions with its financial advisors, believes it should be successful in issuing the Preferred Stock. Stockholders should note that the final terms of the Preferred Stock, if issued, could vary from those set forth below.

               Dividends on the Preferred Stock will be payable quarterly out of funds legally available at a dividend rate to be agreed upon by Rexene and the initial purchasers of the Preferred Stock (the "Initial Purchasers"). The Preferred Stock will rank senior to the Common Stock as to dividends and upon liquidation. The Preferred Stock will not be redeemable prior to the fifth anniversary of the date of issuance. Thereafter, the Preferred Stock will be redeemable at the option of the Company for cash at redemption prices to be agreed upon by Rexene and the Initial Purchasers. In addition, in the event of a sale by the Company of shares of Common Stock, shares of Preferred Stock with an aggregate liquidation value of up to $17.5 million will be redeemable at the option of the Company for cash at a redemption price to be agreed upon by Rexene and the Initial Purchasers. The Preferred Stock will be mandatorily redeemable by Rexene on the tenth anniversary of the date of issuance. The holders of the Preferred Stock will not have voting rights, except in limited circumstances or as required by law. The terms of the Preferred Stock may include certain of the covenants included in the Senior Notes Indenture. Upon a change of control of the Company, (i) the holders of the Preferred Stock will be entitled to elect two persons to the Board, (ii) the dividend rate on the Preferred Stock will be increased by an amount to be agreed upon by Rexene and the Initial Purchasers and (iii) provided that the terms of the Company's outstanding indebtedness at the time of such change of control do not prevent such a repurchase, each holder of Preferred Stock will have the right to require the Company to repurchase all or a portion of the Preferred Stock owned by such holder at a redemption price equal to 101% of the liquidation value of such Preferred Stock.

        According to the Company's Preliminary Proxy Statement:

               The Rexene Board authorized the Stock Repurchase Program as a result of the requests of many of the Company's stockholders as expressed to Rexene management and directors in recent months and because the Rexene directors feel that the program compliments (sic) the Company's capital and improvement programs and will build stockholder value. The first part of the program, which is limited to purchases of up to $35 million, will be conducted as an open market purchase program in accordance with rules and regulations promulgated by the SEC. The program will not discriminate among stockholders and will be open to all

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





        stockholders who desire to sell their shares at current market prices. In fact, the Stock Repurchase Program will have the effect of reducing the number of affirmative votes that the Wyser-Pratte Group will need to obtain at the Special Meeting to be successful in removing Rexene's current directors. In addition, at current market prices, the program should make Rexene a more attractive acquisition candidate for an acquirer intending to pay $16 per share. Further, as designed by the Board, the majority of repurchases pursuant to the program will be made only if stockholders approve the Stock Repurchase Proposal at the Special Meeting and, accordingly, could not possibly have any impact on the vote at the Special Meeting. The Company's financial advisors expressed to the Board their view that the financing of the program would not negatively impact the financial condition of the Company, a view which Mr. Goeschel agreed with when discussed by the Board and its advisors.

        According to the Company's Preliminary Proxy Statement:

               Following the meeting of the Rexene Board of Directors held on March 19, 1997, Arthur L. Goeschel resigned as a Rexene director. The stated reason for the resignation was Mr. Goeschel's opposition to the Stock Repurchase Program, which Mr. Goeschel believes was implemented for the purpose of purchasing shares held by stockholders who would support the removal of Rexene's current directors at the Special Meeting. Mr. Goeschel also expressed his opposition to borrowing funds for the purpose of financing repurchases under the program because of his personal views regarding the danger of leverage.

        The Soliciting Group believes that if the Board adopted the Stock Repurchase Program for the reasons put forth by Mr. Goeschel, the Board may have breached its fiduciary duties to the Company's stockholders, as well as committed federal securities laws violations. The Soliciting Group is currently considering whether to pursue legal action against the Company and the Board in connection with the adoption of the Stock Repurchase Program.

        Additionally, there are very serious questions as to the effect the Stock Repurchase Program and the issuance of $50 million of Preferred Stock would have on the financial stability and viability of the Company in the future. The Soliciting Group believes that the Board has not yet provided shareholders with adequate information to allow them to properly evaluate the Stock Repurchase Program Resolution.

        The Soliciting Group believes that a sale of the Company is preferable to the Stock Repurchase Program as a way of maximizing the current shareholder value because stockholders could dispose of all their shares in a sale of the Company and the price in a corporate sale is likely to be higher than in the Stock Repurchase Program. See "Reasons for the Solicitation." The Soliciting Group disagrees with the Company's statement that the Stock Repurchase Program "should make Rexene a more attractive acquisition candidate for an acquirer intending to pay $16 per share." The terms of the Preferred Stock would discourage an acquirer from making an offer for the Company due to the fact the Preferred Stock would not be redeemable for a period of five years and upon a change of control the holders of the Preferred Stock would have the right to name two directors to the Board and the dividend rate would be increased.

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



        THE SOLICITING GROUP RECOMMENDS THAT YOU VOTE AGAINST THE STOCK REPURCHASE PROGRAM RESOLUTION.

                      RECESS OR ADJOURNMENT OF MEETING AND OTHER MATTERS

        The individuals named as proxies may initiate and vote for proposals to recess or adjourn the Special Meeting for any reason, including to allow inspectors of the election to certify the outcome of the Special Meeting Proposals or to allow the solicitation of additional votes, if necessary, to approve the Special Meeting Proposals. Except for these ministerial matters, the Soliciting Group believes that the proposals described in this proxy statement are the only actions that can be validly taken at the Special Meeting. However, if other matters do come before the Special Meeting, the Soliciting Group will vote all proxies in accordance with their best judgment.

     CERTAIN INFORMATION CONCERNING WYSER-PRATTE AND SPEAR, LEEDS AND OTHER
                        PARTICIPANTS IN THE SOLICITATION

        Wyser-Pratte is President and Chief Executive Officer of Wyser-Pratte Management Company and WPC, which are principally engaged in money management and event arbitrage. The principal executive offices of WPC are located at 63 Wall Street, New York, New York 10005. As of March 31, 1997, Wyser-Pratte owned beneficially 1,369,700 shares of the Common Stock, representing approximately 7.28% of the Outstanding Common Stock. This includes shares owned directly by Wyser-Pratte and shares owned by investment partnerships and other managed accounts for which affiliates of WPC are the general partner or investment manager. Other than Wyser-Pratte, no other officer of WPC owns any shares of Common Stock. In addition, 122,000 shares of Common Stock, representing approximately .65% of the Outstanding Common Stock were held by clients of WPC in certain brokerage accounts maintained with WPC. Neither Wyser-Pratte nor WPC has any voting or investment power or authority with respect to shares of Common Stock held in such accounts, and both Wyser-Pratte and WPC disclaim beneficial ownership of such shares.

        Spear, Leeds is principally engaged as a registered broker-dealer and market maker. The principal executive offices of Spear, Leeds are located at 120 Broadway, New York, New York 10271. The sole general partner of Spear, Leeds is SLK LLC, a New York limited liability company, with principal executive offices located at 120 Broadway, New York, New York 10271. SLK LLC is controlled by SLK Management Inc., a New York corporation ("SLK Management"). The executive offices of SLK Management are located at 120 Broadway, New York, New York 10271. SLK Management's principal business is serving as the Managing Member of SLK LLC. As of March 31, 1997, Spear, Leeds owned beneficially 1,114,100 shares of the Common Stock, representing approximately 5.92% of the Outstanding Common Stock. No officer of SLK Management owns any shares of Common Stock.


        The members of the Soliciting Group have orally agreed (i) to share expenses incurred in connection with the filing of the Schedule 13D and this Proxy Statement and the matters described herein and (ii) that any purchases or sales of shares of Common Stock made on or after October 3, 1996 will be allocated 50% to Wyser-Pratte and his affiliates, on the one hand, and 50% to Spear, Leeds, on the other, unless otherwise agreed.

        See the Rexene Preliminary Proxy Statement for information regarding Common Stock held by the Company's principal shareholders and its management.


                                     GENERAL INFORMATION

        This Proxy Statement and the accompanying GOLD proxy card are first being made available to shareholders on or about April 4, 1997. Executed proxies will be solicited by mail, advertisement, telephone, telecopier and in person. Solicitation will be made by Wyser-Pratte, Eric Longmire, Senior Managing Director of WPC, and Fred Kambeitz, George Kohl, Gregg Villany and Howard Wiesenfeld of Spear, Leeds, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. The Soliciting Group has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. The Soliciting Group will reimburse these record holders for their reasonable out-of-pocket expenses.

        In addition, the Soliciting Group has retained MacKenzie Partners to solicit proxies to be used at the Special Meeting for which MacKenzie Partners will be paid a fee of approximately $75,000 and will be reimbursed for its reasonable expenses. MacKenzie Partners will employ approximately 40 people in its efforts. Costs incidental to this solicitation and the Soliciting Group's earlier solicitation regarding the calling of the Special Meeting include expenditures for printing, postage, legal and related expenses and are expected to be approximately $500,000. The total costs incurred to date in connection with the these solicitations are not in excess of $350,000. If the Nominees are elected, the Soliciting Group will ask the Board to have the Company reimburse it for costs and expenses incurred in connection with this proxy solicitation. The Soliciting Group does not intend to request that its reimbursement request be submitted to a vote of stockholders.


                          REVOCABILITY OF SIGNED PROXY

       You may revoke your proxy at any time by executing and delivering a written revocation to Wyser-Pratte at 63 Wall Street, New York, New York 10005 or the Company, at 5005 LBJ Freeway, Dallas, Texas 75244 (please send a copy of any revocation sent to the Company to Wyser-Pratte, so that the Soliciting Group is aware of the revocation). Such a revocation must clearly state that your proxy is no longer effective. A proxy may also be revoked by notice given to the Company in a meeting of the Company's stockholders. Any revocation of a proxy will not effect any action taken pursuant to the proxy prior to such revocation.

                                            GUY P. WYSER-PRATTE

                                            SPEAR, LEEDS & KELLOGG

IF YOUR SHARES OF REXENE CORPORATION COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A PROXY WITH RESPECT TO YOUR COMMON STOCK. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A PROXY TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK.

IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR PROXY OR REQUIRE ASSISTANCE, PLEASE CONTACT MACKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885, OR ERIC LONGMIRE, SENIOR MANAGING DIRECTOR OF WPC AT (212) 495-5357.

                                                                       EXHIBIT A

                          COMMON STOCK PURCHASE RIGHTS

     On January 26, 1993, the Board of Directors of the Registrant declared a dividend of one common stock purchase right (a 'Right') for each outstanding share of common stock, par value $.01 per share (the 'Common Stock'), of the Company. The dividend is payable on February 8, 1993 (the 'Record Date') to the stockholders of record of the Common Stock on that date. When the Rights become exercisable, each Right will entitle the registered holder to purchase from the Registrant one share of Common Stock at a price of $25 per share (the 'Purchase Price'), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the 'Rights Agreement') between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (the 'Rights Agent').

     Until the earlier to occur of the Close of Business on (i) the tenth day after the date a person (an 'Acquiring Person') (other than the Registrant, any subsidiary of the Registrant, or any employee benefit plan of the Registrant or any subsidiary of the Registrant) alone or together with affiliates and associates, has become the beneficial owner of 15% (or such lower threshold as may be established by the Board of Directors) or more of the outstanding shares of Common Stock or (ii) the tenth business day after the date (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) of the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Registrant, any subsidiary of the Registrant, or any employee benefit plan of the Registrant or any subsidiary of the Registrant) of 15% (or such lower threshold as may be established by the Board of Directors) or more of such outstanding shares of Common Stock (the earlier of (i) or (ii) being called the 'Distribution Date'), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier termination or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of shares of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier termination or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ('Right Certificate') will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. Each share of Common Stock issued after the Distribution Date and prior to the earlier of the termination or expiration of the Rights pursuant to exercise of any option, warrant, right or conversion privilege contained in any option, warrant, right or convertible security issued by the Registrant prior to the Distribution Date (other than the Rights) shall also include the right to receive a Right (unless the Board of Directors provides to the contrary at the time of issuance of any such option, warrant, right or convertible security) and Right Certificates evidencing such Rights shall be issued at the time of issuance of such shares of Common Stock.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on February 8, 2003 (the 'Final Expiration Date'), unless the Final Expiration Date is extended or unless the Rights are earlier terminated by the Registrant, in each case, as described below.

     The Purchase Price payable, and the number of shares of Common stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the shares of Common Stock of certain rights or warrants to subscribe for or purchase shares of Common Stock at a price, or securities convertible into shares of Common Stock with a conversion price, less than the then current market price of the shares of Common Stock or (iii) upon the distribution of holders of the shares of Common Stock of evidences of indebtedness or assets (excluding a regular quarterly cash dividend or a dividend payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of shares of Common Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     In the event that on or after the first date of public announcement by the Registrant or an Acquiring Person that an Acquiring Person has become such (the 'Shares Acquisition Date') the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold (in one transaction or a series of transactions other than in the ordinary course of business), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of common shares of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price. In the event that any person, together with its affiliates and associates, becomes the beneficial owner of 15% (or such lower threshold as may be established by the Board of Directors) or more of the shares of Common Stock then outstanding, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock of the Registrant having a market value of two times the Purchase Price. Under no circumstances may a Right be exercised following the occurrence of an event set forth in the preceding sentence prior to the expiration of the Registrant's right of termination.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such person, together with its affiliates and associates, of beneficial ownership of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Registrant may exchange the Rights (other than Rights owned by such person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Registrant's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Common Stock on the last trading day prior to the date of exercise.

     At any time prior to the earlier to occur of (i) the acquisition by a person, together with its affiliates and associates, of beneficial ownership of 15% (or such lower threshold as may be established by the Board of Directors) or more of the outstanding shares of Common Stock or (ii) the Final Expiration Date, the Board of Directors of the Registrant may terminate the Rights in whole, but not in part, at no cost. The termination of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any termination of the Rights, all rights relating to the Rights, including the right to exercise the Rights, will terminate.

     The terms of the Rights may be amended by the Board in any manner without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interest of the holders of the Rights or may be made without the consent of the holders of a majority of the Rights (other than Acquiring Persons.)

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Registrant, including, without limitation, the right to vote (other than with respect to the amendment of Rights in certain circumstances) or to receive dividends.

     As of January 28, 1993, there were (i) 10,496,164 shares of Common Stock issued and outstanding, (ii) 770 shares of Common Stock held in treasury, and
(iii) 359,261 shares of Common Stock reserved for issuance pursuant to the Registrant's 1988 Stock Incentive Plan, the Registrant's Nonqualified Stock Option Plan for Outside Directors, stock options granted to a key employee, and the 1992 corporate reorganization of the Registrant under its First Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code. One Right will be distributed to stockholders of the Registrant for each share of Common Stock owned of record by them on February 8, 1993. One Right will be issued with respect of each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the date of termination of the Rights and the Final Expiration Date. The Registrant's Board of Directors has reserved for issuance upon exercise of the Rights 11,000,000 shares of Common Stock. Prior to the Distribution Date, when additional shares of Common Stock are issued, Rights will be issued simultaneously therewith and, to the extent necessary, shares of Common Stock will be reserved for issuance upon exercise of such Rights.

     The Rights have certain anti-takeover effects. The Rights could cause substantial dilution to a person or group that attempts to acquire the Registrant in a manner or on terms not approved by the Board of Directors of the Registrant. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or business combination approved by the Board prior to an Acquiring Person's acquiring 25% or more of the Registrant's Common Stock.

     A copy of the Rights Agreement between the Registrant and the Rights Agent specifying the terms of the Rights is attached as an Exhibit and incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     Amendments to the Rights Agreement.

     On August 29, 1994, the Company and the Rights Agent entered into an amendment ('Amendment No. 1') to the Rights Agreement. Amendment No. 1 amends the Rights Agreement to increase the initial Purchase Price (as defined therein) of the Common Stock subject to the Rights from $25 to $60 per share.

     On July 22, 1996, the Company and the Rights Agent entered into an amendment ('Amendment No. 2') to the Rights Agreement. Amendment No. 2 amends the Rights Agreement as follows:

          (1) to amend the definition of 'Acquiring Person' to provide that if the Board of Directors (consisting of a majority of Continuing Directors (as defined therein)) of the Company, within 10 business days after the first date on which the Company became aware that any person, together with its affiliates and associates, is the beneficial owner of shares of Common Stock of the Company, would be an Acquiring Person, determines in good faith that such person has inadvertently exceeded the threshold set forth in the definition of Acquiring Person, and such person divests as promptly as practicable a sufficient number of shares of Common Stock of the Company so that such person would no longer be an Acquiring Person, then such person shall not be deemed an Acquiring Person;

          (2) to add a definition of 'Continuing Directors';

          (3) to add a legend to the certificates representing shares of Common Stock of the Company issued after July 22, 1996 to indicate that such stock certificate entitle the holders thereof to certain rights as set forth in the Rights Agreement, as amended;

          (4) to provide that a majority of the Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the tenth day (or such later date as may be approved by the Board of Directors of the Company) following the date a person becomes an Acquiring Person or
     (ii) the Final Expiration Date (as defined therein), either redeem or terminate the Rights; and

          (5) to amend the amendment provisions to provide that the Rights Agreement may be amended after a person becomes an Acquiring Person only if at the time of the action of the Board of Directors approving such amendment there are then in office not less than three Continuing Directors and such amendment is approved by a majority of the Continuing Directors then in office.

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

                                                                       EXHIBIT B

     203 BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. (a) Notwithstanding any other provisions of this chapter, a corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

          (1) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

          (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

          (3) At or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     (b) The restrictions contained in this section shall not apply if:

          (1) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by this section;

          (2) the corporation, by action of its board of directors, adopts an amendment to its bylaws within 90 days of the effective date of this section, expressly electing not to be governed by this section, which amendment shall not be further amended by the board of directors.

          (3) the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by this section, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph shall be effective immediately in the case of a corporation that both (i) has never had a class of voting stock that falls within any of the three categories set out in subsection (b)(4) hereof, and (ii) has not elected by a provision in its original certificate of incorporation or any amendment thereto to be governed by this section. In all other cases, an amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. A bylaw amendment adopted pursuant to this paragraph shall not be further amended by the board of directors;

          (4) the corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on The NASDAQ Stock Market or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;

          (5) a stockholder becomes an interested stockholder inadvertently  and
     (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time within the 3 year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership;

          (6) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the corporation's board of directors or during the period described in paragraph (7) of this subsection (b); and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to section 251(f) of the chapter, no vote of the stockholders of the corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly-owned subsidiary or to the corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or
     (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. The corporation shall give not less than 20 days notice to all interested stockholders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph; or

          (7) The business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in this section did not apply by reason of any paragraphs (1) through (4) of this subsection (b), provided, however, that this paragraph (7) shall not apply if, at the time such interested stockholder became an interested stockholder, the corporation's certificate of incorporation contained a provision authorized by the last sentence of this subsection (b).

     Notwithstanding paragraphs (1), (2), (3) and (4) of this subsection, a corporation may elect by a provision of its original certificate of incorporation or any amendment thereto to be governed by this section; provided that any such amendment to the certificate of incorporation shall not apply to restrict a business combination between the corporation and an interested stockholder of the corporation if the interested stockholder became such prior to the effective date of the amendment.

     (c) As used in this section only, the term:

          (1) 'affiliate' means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          (2) 'associate,' when used to indicate a relationship with any person, means (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

          (3) 'business combination,' when used in reference to any corporation and any interested stockholder of such corporation, means:

             (i) any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

             (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

             (iii) any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of any stock of the corporation or of such subsidiary to the interested stockholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such, (B) pursuant to a merger under Section 251(g) of this title; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such, (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock, or (E) any issuance or transfer of stock by the corporation, provided however, that in no case under (C)-(E) above shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

             (iv) any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

             (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the corporation or any direct or indirect majority owned subsidiary.

          (4) 'control,' including the term 'controlling,' 'controlled by' and 'under common control with,' means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

          (5) 'interested stockholder' means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term 'interested stockholder' shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in (A) above by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein in the result of action taken solely by the corporation provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (6)  'person'   means   any  individual,   corporation,   partnership,
     unincorporated association or other entity.

          (7) 'Stock' means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

          (8) 'Voting stock' means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

          (9) 'owner' including the terms 'own' and 'owned' when used with respect to any stock means a person that individually or with or through any of its affiliates or associates:

             (i) beneficially owns such stock, directly or indirectly; or

             (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

             (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

             (d) No provision of a certificate of incorporation or bylaw shall require, for any vote of stockholders required by this section a greater vote of stockholders than that specified in this section.

             (e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all matters with respect to this section.

                                  SCHEDULE I


        The following tables set forth information with respect to all purchases and sales of Common Stock of the Company by Wyser-Pratte and his affiliates during the past two years. Except as set forth in Schedules I, II and III, no participant in this solicitation has purchased or sold securities of the Company within the past two years.




                                     Number of Shares
                                     of Common Stock
              Date                    Purchased/(Sold)
             -----------------------------------------
              08-26-96                     35,000
              08-26-96                     13,300
              08-26-96                     15,400
              08-26-96                      3,600
              08-26-96                      7,300
              08-26-96                      6,100
              08-27-96                      9,700
              08-27-96                      3,800
              08-27-96                      5,000
              08-27-96                      4,300
              08-27-96                      1,000
              08-27-96                      2,000
              08-27-96                      1,700
              08-28-96                     41,300
              08-28-96                     15,800
              08-28-96                     22,900
              08-28-96                      4,200
              08-28-96                      8,600
              08-28-96                      7,200
              08-29-96                     82,500
              08-29-96                     31,800
              08-29-96                     40,900
              08-29-96                      8,200
              08-29-96                     16,700
              08-29-96                     14,900
              08-30-96                     16,900
              08-30-96                      6,500
              08-30-96                      8,400
              08-30-96                      1,700
              08-30-96                      3,500
              08-30-96                      3,000
              09-17-96                      3,000
              09-17-96                      2,000
              09-19-96                      7,300
              09-19-96                      5,400
              09-19-96                      7,300
              09-19-96                      1,400
              09-19-96                      2,900
              09-19-96                      2,500
              09-30-96                      1,000
              09-30-96                        500
              10-03-96                      5,700



                          Number of Shares
                           of Common Stock
  Date                    Purchased/(Sold)
-------------------------------------------
  10-03-96                      25,600
  10-03-96                      62,500
  10-03-96                      16,000
  10-03-96                       9,200
  10-03-96                       2,000
  10-03-96                       2,700
  10-03-96                         600
  10-03-96                       6,500
  10-03-96                      11,200
  10-03-96                       1,100
  10-03-96                       5,100
  10-03-96                       5,000
  10-03-96                         800
  10-03-96                       4,000
  10-03-96                    (101,200)
  10-04-96                      38,600
  10-04-96                      13,800
  10-04-96                       3,900
  10-04-96                       7,800
  10-04-96                       5,900
  10-07-96                       7,500
  10-08-96                       7,000
  10-08-96                         400
  10-08-96                       2,800
  10-08-96                         800
  10-08-96                       1,700
  10-08-96                       1,200
  10-09-96                       9,000
  10-09-96                      10,800
  10-09-96                       4,500
  10-09-96                       2,500
  10-09-96                       2,000
  10-09-96                       2,900
  10-09-96                       1,000
  10-09-96                       3,000
  10-10-96                       5,400
  10-11-96                      26,800
  10-14-96                       6,300
  10-15-96                      10,000
  10-15-96                      19,500
  10-21-96                      20,000
  10-23-96                      25,000
  10-24-96                      25,000
  10-25-96                     124,400
  10-28-96                      30,300
  03-06-97                     (14,500)
  03-11-97                     621,100
  03-13-97                    (190,000)

                                      S-I-2

                                   SCHEDULE II

         The following tables set forth information with respect to all purchases and sales of Common Stock of the Company by Spear, Leeds & Kellogg and its affiliates during the past two years.



                                     Number of Shares
                                     of Common Stock
              Date                    Purchased/(Sold)
              -----------------------------------------
              12-12-95                      6,000
              12-12-95                     (2,500)
              12-12-95                     (3,500)
              03-07-96                      2,100
              03-08-96                     15,000
              03-08-96                      5,000
              03-13-96                     (2,000)
              03-13-96                     (4,000)
              03-13-96                     (2,000)
              03-14-96                     (2,300)
              03-14-96                     (3,800)
              03-14-96                     (2,500)
              03-14-96                     (5,500)
              04-16-96                      5,000
              04-17-96                      2,500
              04-23-96                      3,000
              04-24-96                      2,500
              05-03-96                      2,000
              05-21-96                     (2,500)
              05-22-96                     (3,000)
              05-30-96                     (2,500)
              05-31-96                     (3,000)
              06-04-96                     (4,000)
              07-23-96                     10,000
              07-23-96                     10,000
              07-23-96                     10,000
              07-23-96                     10,000
              07-23-96                     10,000
              07-23-96                     10,000
              07-23-96                     10,000
              07-23-96                     10,000
              07-24-96                     10,000
              07-24-96                     10,000
              07-25-96                    (10,000)
              07-30-96                     10,000
              07-30-96                     25,000
              08-02-96                     (5,000)
              08-02-96                     (5,000)
              08-02-96                    (10,000)
              08-02-96                    (10,000)
              08-02-96                    (10,000)
              08-06-96                    (10,000)
              08-07-96                     10,000
              08-09-96                     10,000



                            Number of Shares
                            of Common Stock
Date                        Purchased/(Sold)
--------------------------------------------
  08-14-96                      (30,000)
  08-20-96                        5,000
  08-20-96                        5,000
  08-20-96                        5,000
  08-20-96                        7,000
  08-20-96                        8,000
  08-20-96                        5,000
  08-21-96                       (5,000)
  08-21-96                       (8,000)
  08-21-96                       (5,000)
  08-21-96                      (18,000)
  08-21-96                      (10,000)
  08-21-96                      (15,000)
  08-21-96                        2,500
  08-21-96                      175,000
  08-22-96                       45,000
  08-23-96                      (11,000)
  08-23-96                      (10,000)
  08-28-96                       10,000
  08-29-96                       25,000
  08-29-96                          600
  08-30-96                       15,000
  09-03-96                       24,800
  09-04-96                        5,000
  09-05-96                       50,000
  09-06-96                        5,000
  09-09-96                       22,000
  09-09-96                        3,100
  09-09-96                       10,000
  09-10-96                          200
  09-12-96                       40,000
  09-13-96                        8,800
  09-16-96                        5,000
  09-16-96                        5,000
  10-03-96                       46,600
  10-03-96                       10,200
  10-04-96                       20,000
  10-04-96                       50,000
  10-07-96                        7,500
  10-08-96                          400
  10-08-96                       15,500
  10-09-96                       12,500
  10-09-96                       23,200
  10-10-96                        5,400
  10-11-96                       20,500
  10-11-96                        6,300
  10-14-96                        6,300
  10-15-96                       10,000
  10-15-96                       10,000



                                 S-II-2


                                                        Number of Shares
                                                         of Common Stock
                             Date                        Purchase(Sold)
                          ------------------------------------------------
                            10-15-96                         5,000
                            10-15-96                         2,500
                            10-15-96                         2,000
                            10-21-96                        10,000
                            10-21-96                        10,000
                            10-23-96                        25,000
                            10-24-96                        25,000
                            10-25-96                        94,400
                            10-25-96                        30,100
                            10-28-96                        30,000
                            10-28-96                           200
                            03-06-97                       (14,500)
                            03-11-97                       180,000






























                                     S-II-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE III

         The following tables set forth information with respect to all purchases and sales of Common Stock of the Company by Mr. Werner F. Goeckel and the Soliciting Group's Nominees during the past two years.




                                             Number of Shares
                                              of Common Stock
Name                      Date                Purchased/(Sold)
--------------------------------------------------------------
Werner F. Goeckel       10-07-96                  4,200
Lawrence C. McQuade     11-21-96                  2,000

                                   APPENDIX 1
                                   PROXY CARD


                                                                      GOLD PRO

                               REXENE CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 1997
    THIS PROXY IS SOLICITED BY GUY P. WYSER-PRATTE, WYSER-PRATTE & CO., INC.
              AND SPEAR, LEEDS & KELLOGG (THE 'SOLICITING GROUP').

     Each of the undersigned hereby constitutes and appoints Daniel H. Burch, Stanley J. Kay, Jr., and Mark H. Harnett, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the outstanding Common Stock, par value $.01 per share (the 'Common Stock'), of Rexene Corporation (the 'Company') that the undersigned is entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held April 30, 1997 (the 'Special Meeting'), or at any adjournment or postponement of the Special Meeting, as follows on the following matters which are described in the Proxy Statement (the 'Proxy Statement') of the Soliciting Group, dated April 4, 1997, with all capitalized terms used herein without definition having the meaning set forth therein.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED. IF NO MARKING IS MADE AS TO ANY PROPOSAL OR ALL PROPOSALS, THIS PROXY WILL VOTED 'FOR' EACH OF PROPOSALS 1 THROUGH 6, AND 'AGAINST' PROPOSAL 7 DESCRIBED ABOVE. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE SOLICITING GROUP DATED APRIL 4, 1997, SOLICITING PROXIES FOR THE SPECIAL MEETING.

                                                    [Proxy Continued On Reverse]
</R

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                                               ENVELOPE PROVIDED

THE SOLICITING GROUP RECOMMENDS THAT YOU VOTE "FOR" ITEMS 1-6.


1.  DIRECTOR REMOVAL RESOLUTION

           [   ] FOR                  [   ] AGAINST               [   ] ABSTAIN

2. ELECTION OF DIRECTORS RESOLUTION. Election of Jonathan R. Macey, Robert C. Mauch, Lawrence C. McQuade and James S. Pasman, Jr. as directors whose terms expire at the next Annual Meeting of Shareholders.

    [   ] FOR all Nominees          [   ] WITHHOLD AUTHORITY for all Nominees

    INSTRUCTION: To withhold authority to vote for the election of one or more of the persons nominated by the Soliciting Group, mark FOR all Nominees and write the name(s) of the person(s) with respect to whom you wish to withhold authority to vote below:

    -------------------------------------------------------------

3.  PROPOSAL TO AMEND THE BY-LAWS TO FACILITATE DIRECTOR
    REPLACEMENT PROPOSALS RESOLUTIONS

               [   ] FOR                [   ] AGAINST             [   ] ABSTAIN

4.  PROPOSAL TO AMEND THE BY-LAWS TO SET A TIME LIMIT ON CERTAIN
    DEFENSIVE ACTIONS UNLESS APPROVED BY SHAREHOLDERS

               [   ] FOR                [   ] AGAINST             [   ] ABSTAIN

5.  PROPOSAL TO AMEND THE BY-LAWS TO ELECT NOT TO BE GOVERNED BY
    THE BUSINESS COMBINATION STATUTE

               [   ] FOR                [   ] AGAINST             [   ] ABSTAIN

6.  OMNIBUS RESOLUTION

               [   ] FOR                [   ] AGAINST             [   ] ABSTAIN

          THE SOLICITING GROUP RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 7.

7.  STOCK REPURCHASE PROGRAM RESOLUTION

               [   ] FOR                [   ] AGAINST             [   ] ABSTAIN

        The above-named proxies of the undersigned are authorized to initiate and vote for proposals to recess or adjourn the Special Meeting for any reason, including to allow inspectors to certify the outcome of the Special Meeting Proposals or to allow the solicitation of additional votes, if necessary, to approve the Special Meeting Proposals, and to vote, in their discretion, upon such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

        ALL PREVIOUS PROXIES GIVEN BY THE UNDERSIGNED TO VOTE AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY REVOKED.

Date _____________________________________________________________________, 1997

Signature ______________________________________________________________________

Title __________________________________________________________________________

Signature, If Held Jointly______________________________________________________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.